                                                                     Exhibit 4.1
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                               ACTERNA CORPORATION
                                   ACTERNA LLC


                              INVESTMENT AGREEMENT

                       $75,000,000 Principal Amount of 12%
                    Senior Secured Convertible Notes Due 2007
                                 of Acterna LLC





                          Dated as of December 27, 2001




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                                TABLE OF CONTENTS

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                                    Article I
      Authorization, Issuance, Purchase and Sale of Notes and Warrants

1.1   Authorization of the Notes............................................   1
1.2   Authorization of Warrants.............................................   1
1.3   Sale and Purchase of Notes............................................   2

                                   Article II
                                   The Closing

2.1   Date, Time and Location of Closing....................................   2
2.2   Delivery of Initial Notes and Purchase Price..........................   2

                                   Article III
      Representations and Warranties of the Parent and the Company

3.1   Corporate Existence; Compliance with Law..............................   2
3.2   Corporate Power; Authorization; Enforceable Obligations...............   3
3.3   Capitalization........................................................   4
3.4   Financial Condition...................................................   4
3.5   Absence of Changes....................................................   5
3.6   No Legal Bar..........................................................   5
3.7   No Material Litigation................................................   5
3.8   No Default............................................................   5
3.9   Ownership of Property; Liens..........................................   5
3.10  Intellectual Property.................................................   5
3.11  No Burdensome Restrictions............................................   6
3.12  Taxes.................................................................   6
3.13  Federal Reserve Regulations...........................................   6
3.14  ERISA.................................................................   7
3.15  Investment Company Act; Other Regulations.............................   7
3.16  Subsidiaries..........................................................   7
3.17  Environmental Matters.................................................   7
3.18  Note Security Documents; Second Lien..................................   9
3.19  Disclosure............................................................   9
3.20  Solvency..............................................................   9
3.21  Senior Indebtedness...................................................  10

                                   Article IV
                 Representations and Warranties of the Investor

4.1   Experience............................................................  10
4.2   Investment Intent.....................................................  10
4.3   Notes, Warrants and Common Stock Not Registered.......................  10

                                   Article V
                              Conditions to Closing

5.1   Conditions to Obligations of Each Party...............................  11
5.2   Conditions to Obligations of the Investor.............................  12

                                   Article VI
                      The Convertible Notes; General Terms

6.1   Interest Accrual......................................................  14
6.2   Payments..............................................................  14
6.3   Conversion............................................................  15
6.4   Optional Redemption...................................................  24
6.5   Mandatory Offer to Repurchase Upon Change of Control..................  25
6.6   Mandatory Offer to Repurchase CD&R Notes Upon Disposition of Assets...  27
6.7   Issuance of Warrants Upon Early Redemption or Repurchase..............  32
6.8   Register of Holders...................................................  32
6.9   Exchange of Notes Upon Transfer.......................................  33
6.10  Mutilated, Destroyed, Lost and Stolen Notes...........................  33

                                   Article VII
                      Affirmative Covenants of the Company

7.1   Financial Statements..................................................  34
7.2   Certificates; Other Information.......................................  35
7.3   Payment of Obligations................................................  36
7.4   Conduct of Business and Maintenance of Existence......................  36
7.5   Maintenance of Property; Insurance....................................  36
7.6   Inspection of Property; Books and Records; Discussions................  37
7.7   Notices...............................................................  37
7.8   Environmental Laws....................................................  39
7.9   Additional Collateral.................................................  39
7.10  Liens.................................................................  42
7.11  Note Guarantors.......................................................  43

                                  Article VIII
                        Negative Covenants of the Company

8.1   Limitation on Indebtedness.....................................................  44
8.2   Limitation on Restricted Payments..............................................  48
8.3   Limitation on Restrictions on Distributions from Restricted Subsidiaries.......  52
8.4   Limitation on Sales of Assets and Subsidiary Stock.............................  54
8.5   Limitation on Transactions with Affiliates.....................................  57
8.6   Limitation on Liens............................................................  58
8.7   Limitation on Optional Payments and Modifications of Debt Instruments and
      other Material Agreements......................................................  59
8.8   Limitation on Negative Pledge Clauses..........................................  60

                                  Article IX
                               Successor Company

9.1   When the Company May Merge, etc................................................  61
9.2   Successor Company Substituted..................................................  62

                                  Article X
                              Events of Default

10.1  Events of Default..............................................................  62
10.2  Acceleration of Maturity; Rescission and Annulment.............................  65
10.3  Unconditional Right of Holders to Receive Principal, Premium and Interest......  66
10.4  Restoration of Rights and Remedies.............................................  66
10.5  Rights and Remedies Cumulative.................................................  66
10.6  Delay or Omission Not Waiver...................................................  66
10.7  Waiver of Past Defaults........................................................  67
10.8  Waiver of Stay, Extension or Usury Laws........................................  67

                                  Article XI
                                  Termination

11.1  Termination....................................................................  67
11.2  Effect of Termination..........................................................  67

                               Article XII
                               Definitions

                               Article XIII
                               Miscellaneous

13.1  Notices............................................................... 101
13.2  Governing Law, etc.................................................... 102
13.3  Jurisdiction; Waiver of Jury Trial; Waiver of Punitive Damages........ 102
13.4  Binding Effect........................................................ 103
13.5  Assignment............................................................ 103
13.6  No Third-Party Beneficiaries.......................................... 103
13.7  Amendment; Waivers, etc............................................... 103
13.8  Survival of Representations and Warranties............................ 105
13.9  Payment of Expenses and Taxes......................................... 105
13.10 Judgment Currency..................................................... 107
13.11 Entire Agreement...................................................... 107
13.12 Severability.......................................................... 107
13.13 Headings.............................................................. 108
13.14 Rules of Construction................................................. 108
13.15 Schedules............................................................. 108
13.16 Counterparts.......................................................... 109

Schedule 3.2(a): Consents, Authorizations, Notices and Filings
Schedule 3.3:    Capitalization
Schedule 3.16:   Subsidiaries

Annex A:   Terms of Note Guarantees of Transferred Notes

Exhibit A: Form of Note
Exhibit B: Form of Warrant
Exhibit C: Form of Second Credit Agreement Amendment
Exhibit D: Form of Amendment No. 2 to the Registration Rights Agreement Exhibit E: Form of Guarantee and Collateral Agreement
Exhibit F: Form of Intercreditor Agreement

                              INVESTMENT AGREEMENT

     INVESTMENT AGREEMENT, dated as of December 27, 2001, among Acterna Corporation, a Delaware corporation (together with its successors and assigns, the "Parent"), Acterna LLC, a Delaware limited liability company wholly owned
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and controlled by the Parent (together with its successors and assigns, the "Company"), and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman
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Islands exempted limited partnership (together with its successors and assigns, the "Investor"). Capitalized terms used in this Agreement and not otherwise
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defined are defined in Article XII.

                                    Recitals
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     WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, $75,000,000 in aggregate principal amount of 12% Senior Secured Convertible Notes due December 31, 2007 of the Company (the "Initial Notes");
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     WHEREAS, the Parent, the Company and the Investor have agreed that the Notes will be secured, on and subject to the terms of (a) a Guarantee and
                                                       -
Collateral Agreement, dated as of December 27, 2001 (the "Guarantee and
                                                          -------------
Collateral Agreement"), by the Parent, the Company and certain Subsidiaries of
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the Company for the benefit of the Investor, and (b) an Intercreditor Agreement,
                                                  -
dated as of December 27, 2001 (the "Intercreditor Agreement"), between the Bank
                                    -----------------------
Agent and the Investor, and consented to by the Parent, the Company and certain Subsidiaries of the Company;

     WHEREAS, the Parent, the Company and the Investor desire to enter into this Agreement to govern the terms of the CD&R Investment;

     NOW, THEREFORE, in consideration of the mutual premises, covenants, representations and warranties made in this Agreement and of the mutual benefits to be derived from this Agreement, the parties hereto agree as follows:

                                   Article I
        Authorization, Issuance, Purchase and Sale of Notes and Warrants
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     1.1  Authorization of the Notes. The Company has authorized the issuance
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and sale of the Notes on the terms set forth in this Agreement, to be in the form of Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Company and the Investor.

     1.2  Authorization of Warrants. The Parent has authorized the issuance,
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upon the redemption or repurchase of the Notes prior to the Maturity Date, of warrants (each, a "Warrant") to purchase a number of newly-issued shares of
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Common Stock equal to the number of shares of Common Stock into which the Notes were convertible immediately prior to such redemption or repurchase, at the exercise price per share equal to the Conversion Price, to be in the form of Exhibit B hereto, with such changes therefrom, if any, as may be approved by the Parent and the Holder of the Notes so redeemed or repurchased.

     1.3  Sale and Purchase of Notes. Subject to the terms and conditions of
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this Agreement, at the Closing the Company will issue and sell to the Investor, and the Investor will purchase from the Company, the Initial Notes for a purchase price equal to one-hundred percent (100%) of the aggregate Principal Amount of the Initial Notes (the "Purchase Price").
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                                   Article II
                                   The Closing
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     2.1  Date, Time and Location of Closing. The purchase and sale of the
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Initial Notes shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, at a closing (the "Closing") on January 15, 2002, or on such other Business Day
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thereafter as may be agreed upon by the Parent, the Company and the Investor (the "Closing Date").
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     2.2  Delivery of Initial Notes and Purchase Price. At the Closing, (a) the
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Company will deliver the Initial Notes to the Investor in the form of a single promissory note (or such greater number of promissory notes in denominations of at least $500,000 and integral multiples thereof as the Investor may request), in the form of Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Company and the Investor, dated the Closing Date and registered in the name of the Investor (or its nominee), and (b) the Investor shall deliver
                                                   -
the Purchase Price to the Company by wire transfer of immediately available funds to an account previously designated in writing by the Company.

                                  Article III
          Representations and Warranties of the Parent and the Company
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     The Parent and the Company hereby represent and warrant as follows:

     3.1  Corporate Existence; Compliance with Law. Each of the Parent, the
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Company and the Subsidiaries of the Company (a) is duly organized, validly
                                             -
existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority,
               -
and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as
                                                        -
a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements
                                       -
of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.2  Corporate Power; Authorization; Enforceable Obligations.
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          (a) Each of the Parent, the Company and the Subsidiaries of the Company (i) has the corporate or other organizational power and authority, and
         -
the legal right, to make, deliver and perform under this Agreement and the other Transaction Agreements to which it is a party and (ii) has taken all necessary
                                                   --
corporate or other organizational action to authorize the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Parent, the Company or any Subsidiary in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Agreements, except for (w) consents, authorizations,
                                                 -
notices and filings described in Schedule 3.2(a), all of which have been obtained or made, (x) filings to perfect the Liens created by the Note Security
                   -
Documents, (y) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S). 3737 et seq.), in respect of accounts of the Parent, the
                             -- ---
Company or any Subsidiary of the Company, the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, and (z) consents, authorizations, notices and filings which the failure to
     -
obtain or make would not reasonably be expected to have a Material Adverse
Effect.

          (b) This Agreement has been, and each of the other Transaction Agreements and any other agreement to be entered into pursuant hereto will be, duly executed and delivered on behalf of the Parent, the Company or any Subsidiary of the Company, as appropriate. This Agreement constitutes, and each of the other Transaction Agreements and any other agreement to be entered into pursuant to this Agreement will, upon their execution and delivery, constitute, a legal, valid and binding obligation of the Parent, the Company or any Subsidiary of the Company, as appropriate, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3.3  Capitalization. Schedule 3.3 sets forth a complete and correct
          --------------
description of the shares of capital stock of, or other securities or instruments convertible into or exchangeable for any capital stock of or other equity interest in, the Parent and the Company that are authorized, or issued and outstanding as of the date set forth in such Schedule. Except as set forth in Schedule 3.3, (a) there are no preemptive or similar rights on the part of
                  -
any holders of any class of securities of the Parent or the Company, (b) no
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subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Parent or the Company, or any securities or other instruments convertible into or exchangeable for any such shares, are outstanding and (c) no authorization for any of the foregoing has
                             -
been given. There are no outstanding contractual or other rights or obligations to or of any Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests in the Parent or the Company.

     3.4  Financial Condition. The audited consolidated balance sheets of the
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Parent and its Subsidiaries as at March 31, 2001 and March 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, as filed by the Parent with the United States Securities and Exchange Commission (and reported on by and accompanied by an unqualified report from PricewaterhouseCoopers), present fairly, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at such respective dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 2001, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, as filed by the Parent with the United States Securities and Exchange Commission, on the basis disclosed in the footnotes to such financial statements, present fairly, in all material respects, the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to the omission of certain footnotes and normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Chief Financial Officer of the Parent, and disclosed in any such schedules and notes, and except that such unaudited financial statements do not contain certain footnotes). All material Guarantee Obligations, material contingent liabilities and liabilities for taxes, or all material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which according to GAAP must be reflected in such financial statements or the notes thereto, are so reflected.

     3.5  Absence of Changes. Since September 30, 2001, there has been no
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development or event relating to or affecting the Parent, the Company or any Subsidiary of the Company which has had or would reasonably be expected to have a Material Adverse Effect (after giving effect to the Transactions).

     3.6  No Legal Bar. The execution, delivery and performance of this
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Agreement and the other Transaction Agreements by the Parent, the Company and the Subsidiaries of the Company, as appropriate, and the use of the proceeds of the CD&R Investment by the Company, (a) will not violate any Requirement of Law
                                     -
or any Contractual Obligation applicable to or binding upon the Parent, the Company and any Subsidiary of the Company or any of their respective properties or assets in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in the creation or imposition of any Lien
                    -
on any of the properties or assets of the Parent, the Company or the Subsidiaries of the Company pursuant to any Requirement of Law or Contractual Obligation, except for the Liens (i) arising under the Security Documents (as
                                  -
defined in the Credit Agreement) or the Note Security Documents or (ii) that are
                                                                    --
Permitted Liens and are permitted under the Credit Agreement (after giving effect to the Second Credit Agreement Amendment).

     3.7  No Material Litigation. No litigation by, investigation by, or
          ----------------------
proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Parent, the Company or any Subsidiary of the Company, threatened by or against the Parent, the Company or any Subsidiary of the Company (or any of their respective properties or revenues, after giving effect to the CD&R Investment) which would reasonably be expected to have a Material Adverse Effect.

     3.8  No Default.  Neither the Parent, the Company nor any Subsidiary of the
          ----------
Company is in default under or with respect to any Contractual Obligation which would reasonably be expected to have a Material Adverse Effect. No Bank Default Event or Senior Subordinated Default Event has occurred and is continuing.

     3.9  Ownership of Property; Liens. Each of the Parent, the Company and the
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Subsidiaries of the Company has good record and marketable title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all of its other material property, and none of such property is subject to any Lien, except for Liens (a)
                                                                              -
arising under the Security Documents (as defined in the Credit Agreement) or the Note Security Documents or (b) that are Permitted Liens and are permitted under
                            -
the Credit Agreement (after giving effect to the Second Credit Agreement Amendment).

     3.10 Intellectual Property. Each of the Parent, the Company and the
          ---------------------
Subsidiaries of the Company owns, or is licensed (or otherwise has the legal right) to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business substantially as currently conducted, except for those United States trademarks, tradenames, copyrights, technology, know-how and processes, the failure to own or license (or otherwise have the legal right to use) which would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been
                              ---------------------
asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent, the Company or any Subsidiary of the Company know of any valid basis for any such claim and to the knowledge of each of the Parent, the Company and the Subsidiaries of the Company, the use of the Intellectual Property by the Parent, the Company and the Subsidiaries of the Company does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     3.11 No Burdensome Restrictions.  No Requirement of Law applicable to or
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Contractual Obligation of any of the Parent, the Company and the Subsidiaries of the Company would reasonably be expected to have a Material Adverse Effect.

     3.12 Taxes. Each of the Parent, the Company and its Subsidiaries has filed
          -----
or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent, the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

     3.13 Federal Reserve Regulations. Neither the Parent, the Company nor any
          ---------------------------
Subsidiary of the Company will, directly or indirectly, use any of the proceeds of the CD&R Investment for the purpose, whether immediate, incidental or ultimate, of buying "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently "margin stock", or otherwise take or permit to be taken any action which would involve a violation of any regulation of the Board of Governors of the Federal Reserve System. No indebtedness being reduced or retired out of the proceeds of the CD&R Investment was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Parent, the Company nor any Subsidiary owns or has any intention of acquiring any "margin stock".

     3.14 ERISA. During the respective five year periods prior to each of the
          -----
date hereof and the Closing Date, with respect to any Plan (or, with respect to
(e) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Parent, the Company or any Subsidiary of the Company which would be reasonably expected to have a Material Adverse Effect: (a) a Reportable Event; (b) an
                                             -                       -
"accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any material noncompliance with the applicable
                           -
provisions of ERISA or the Code; (d) a termination of a Single Employer Plan
                                  -
(other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a
                                                                           -
Lien in favor of the PBGC or a Plan; (f) under-funding with respect to any
                                      -
Single Employer Plan; (g) a complete or partial withdrawal from any
                       -
Multiemployer Plan by the Parent, the Company, any Subsidiary of the Company or any Commonly Controlled Entity; (h) any liability of the Parent, the Company,
                                 -
any Subsidiary of the Company or any Commonly Controlled Entity under ERISA if the Parent, the Company, any Subsidiary of the Company or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of
                                        -
any Multiemployer Plan; and (j) an event or condition with respect to which the
                             -
Parent, the Company, any Subsidiary of the Company or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan.

     3.15 Investment Company Act; Other Regulations. Neither the Parent, the
          -----------------------------------------
Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company" required to register as such under the Investment Company Act of 1940, as amended, within the meaning of such act. Neither the Parent, the Company nor any Subsidiary is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

     3.16 Subsidiaries.  On the Closing Date, the Subsidiaries of the Company
          ------------
and their jurisdiction of organization shall be as set forth in Schedule 3.16.

     3.17 Environmental Matters.  Other than exceptions to any of the following
          ---------------------
that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) the facilities and properties owned, leased or operated by each of the Parent, the Company and the Subsidiaries of the Company (the "Properties") do not contain any Materials of Environmental Concern in amounts
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or concentrations which (i) constitute a violation of, or (ii) would reasonably be expected to give rise to liability on the part of any of the Parent, the Company and the Subsidiaries of the Company under, any applicable Environmental Law.

          (b) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Parent, the Company and the Subsidiaries of the Company (the "Business") which would
                                                  --------
materially interfere with the continued operation of the Properties.

          (c) neither the Parent, the Company nor any of the Subsidiaries of the Company has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the Business, nor does any of the Parent, the Company or the Subsidiaries of the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, in violation of, or in a manner or to a location which would reasonably be expected to give rise to liability on the part of any of the Parent, the Company and the Subsidiaries of the Company under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties, in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of the Parent, the Company and the Subsidiaries of the Company under, any applicable Environmental Law.

          (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any of the Parent, the Company and the Subsidiaries of the Company, threatened, under any applicable Environmental Law to which any of the Parent, the Company and the Subsidiaries of the Company is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business.

          (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Parent, the Company and the Subsidiaries of the Company in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability on the part of any of the Parent, the Company and the Subsidiaries of the Company under applicable Environmental Laws.

          (g) none of the Parent, the Company and the Subsidiaries of the Company has assumed or retained, by contract or, to its knowledge, operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

     3.18 Note Security Documents; Second Lien. Upon execution and delivery
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thereof by the parties thereto, the Note Security Documents will be effective to create (to the extent described therein) in favor of and for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, (a) except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (b) subject to the terms of the Intercreditor Agreement. When the actions specified in Schedule 7 to the Guarantee and Collateral Agreement have been duly taken, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected second priority lien on, and security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein with respect to such pledgor. Neither the Bank Agent nor the Lenders (as defined in the Credit Agreement) have any security interests in or Liens on any assets of the Note Financing Parties securing Bank Indebtedness other than the security interests and Liens created pursuant to the Credit Documents (as defined in the Credit Agreement as in effect on the date hereof), and no Bank Indebtedness benefits from any Guarantee of any Subsidiary of the Company that has not provided a Guarantee under the Guarantee and Collateral Agreement (except with respect to the Subsidiaries named in and subject to the provisions of Section 7.9(f)).

     3.19 Disclosure. The factual statements contained in the financial
          ----------
statements referred to in Section 3.4, the Note Financing Documents (including the schedules thereto, but excluding any statements by the Investor) and any other certificates or documents furnished by or on behalf of the Company or any of its Subsidiaries to the Investor in connection with this Agreement, taken as a whole, do not, and will not as of the Closing Date, to the best knowledge of the Company, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which the same were made, not materially misleading in their presentation of the Transactions or the other transactions contemplated hereby or by the other Transaction Agreements or of the Company and its Subsidiaries taken as a whole; all except as otherwise qualified herein or therein, and such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries.

     3.20 Solvency. As of the Closing Date, immediately prior to and after
          --------
giving effect to the CD&R Investment, the other Transactions and the incurrence of all

Indebtedness and obligations being incurred in connection herewith and therewith, and after giving effect to the Guarantee Obligations being made pursuant to the Guarantee and Collateral Agreement, each of the Parent, the Company and the Subsidiaries of the Company will be Solvent.

     3.21 Senior Indebtedness. The monetary obligations of the Company under
          -------------------
this Agreement and the Notes constitute "Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture. The Guarantee Obligation being made by the Parent pursuant to the Guarantee and Collateral Agreement constitutes "Parent Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture.

                                   Article IV
                 Representations and Warranties of the Investor
                 ----------------------------------------------

     The Investor hereby represents and warrants as follows:

     4.1 Experience. The Investor (a) acknowledges that the CD&R Investment is
         ----------                -
by its nature one of high risk, (b) has such knowledge and experience in
                                 -
financial and business matters as to be capable of evaluating the merits and risks of the CD&R Investment, (c) has been furnished with and has had access to
                               -
such information as the Investor considers necessary to make a determination as to the advisability of the CD&R Investment, together with such additional information as is necessary to verify the accuracy of the information supplied and (d) financially can afford to bear the economic risk of holding the Notes
     -
and, if issued, the Warrants, for an indefinite period and can afford to suffer the complete loss of the Purchase Price.

     4.2 Investment Intent. The Investor is acquiring the Notes and, if issued,
         -----------------
the Warrants, as well as the Common Stock issuable upon conversion of the Notes and the exercise of the Warrants, for investment, for its own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

     4.3 Notes, Warrants and Common Stock Not Registered.
         -----------------------------------------------

         (a) The Investor acknowledges and understands that the offering of the Notes and the Warrants issuable upon the early redemption or repurchase of the Notes pursuant to this Agreement and the Transaction Agreements has not been registered under the Securities Act or qualified under any state securities laws.

         (b) The Investor acknowledges and understands that (i) the Notes must be held until the earlier of their maturity, conversion, redemption or repurchase, unless, prior to any such maturity, conversion, redemption or repurchase, the Notes are registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and such qualification is available, (ii) the Warrants, if issued, must be held until the earlier of their exercise or expiration, unless such Warrants are, prior to such exercise or expiration, registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and such qualification is available and (iii) the shares of Common Stock issuable upon the conversion or exercise, as appropriate, of the Notes and Warrants must be held indefinitely unless such shares of Common Stock are registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and such qualification is available.

         (c) The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Notes and Warrants.

                                   Article V
                              Conditions to Closing
                              ---------------------

     5.1 Conditions to Obligations of Each Party. The obligations of the Parent,
         ---------------------------------------
the Company and the Investor to consummate the transactions contemplated by this Agreement and the other Transaction Agreements at the Closing shall be subject to the satisfaction, or waiver by each such party, on or prior to the Closing Date of the following conditions:

         (a) No Injunction etc. Consummation of the transactions contemplated by
             -----------------
this Agreement and the other Transaction Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any Requirement of Law, and no such Requirement of Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement or the other Transaction Agreements. No action or proceeding shall be pending on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Requirement of Law.

         (b) Government Approvals and Consents. All Governmental Approvals and
             ---------------------------------
other Consents required to be made or obtained by any of the Parent, the Company, the Investor and their respective Affiliates, including all Consents to be obtained by the Company pursuant to the Credit Agreement, in connection with the execution and delivery of this Agreement and the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, shall have been made or obtained.

     5.2 Conditions to Obligations of the Investor. The obligations of the
         -----------------------------------------
Investor to consummate the transactions contemplated by this Agreement and the other Transaction Agreements at the Closing shall be subject to the satisfaction, or waiver by the Investor, on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of each Note Financing Party contained in Article III or any other provision of this Agreement, or in any other Transaction Agreement, (i) shall be true and correct in all material respects at and as of the date hereof (in the case of this Agreement and the Guarantee and Collateral Agreement, giving effect to the delivery of disclosure schedules in accordance with Sections 5.2(l) and 13.15) as if such schedules, had formed a part of each such respective Transaction Agreement on the date hereof) and (ii) shall be repeated and true and correct in all material respects at and as of the Closing as though made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date).

         (b) Performance of Agreements. Each Note Financing Party shall have in
             -------------------------
all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement or any other Transaction Agreement to be performed or complied with by it prior to or on the Closing Date.

         (c) Second Credit Agreement Amendment. The requisite Lenders (as such
             ---------------------------------
term is defined in the Credit Agreement), the Company and Acterna International GmbH shall have entered into, and certain Subsidiaries of the Company shall have acknowledged and consented to, the Second Credit Agreement Amendment, which amendment shall be in the form of Exhibit C hereto, with such changes therefrom, if any, as are satisfactory to the Investor; the Investor shall have received an executed copy (certified by an officer of the Company) of the Second Credit Agreement Amendment; and the Second Credit Agreement Amendment and the Credit Agreement as amended thereby shall be effective and in full force and effect both before and after giving effect to the purchase and sale of the Initial Notes on the Closing Date and the other transactions contemplated hereby to occur on the Closing Date.

         (d) Amendment No. 2 to Registration Rights Agreement. The Parent and
             ------------------------------------------------
the Investor shall have entered into Amendment No. 2 to the Registration Rights Agreement, which amendment shall be in the form of Exhibit D hereto, with such changes therefrom, if any, as are satisfactory to the Investor.

         (e) Guarantee and Collateral Agreement. Each Note Financing Party and
             ----------------------------------
the Investor shall have entered into the Guarantee and Collateral Agreement, which agreement shall be in the form of Exhibit E hereto, with such changes therefrom, if any, as are satisfactory to the Investor.

         (f) Intercreditor Agreement. The Bank Agent and the Investor shall have
             -----------------------
entered into, and the Parent, the Company and certain Subsidiaries of the Company shall have acknowledged and consented to, the Intercreditor Agreement, which agreement shall be in the form of Exhibit F hereto, with such changes therefrom, if any, as are satisfactory to the Investor.

         (g) Fee Letter. The Company and CD&R shall have entered into an
             ----------
agreement for the payment of a fee to CD&R, at the Closing, for the financial and management advisory services rendered by CD&R to the Company in connection with the negotiation and consummation of the CD&R Investment and Second Credit Agreement Amendment, in form and substance satisfactory to the Investor.

         (h) Actions to Perfect Liens. The Investor shall have received evidence
             ------------------------
in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, necessary or, in the reasonable opinion of the Investor, reasonably desirable to perfect the Liens created by the Note Security Documents shall have been completed.

         (i) Lien Searches. The Investor shall have received the results of a
             -------------
recent search by a Person satisfactory to the Investor, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Parent, the Company and any Domestic Subsidiary (including any Foreign Subsidiary Holdco) that is a Credit Party, and the results of such search shall be reasonably satisfactory to the Investor.

         (j) No Default. No Bank Default Event, no Senior Subordinated Default
             ----------
Event and no Default or Event of Default hereunder shall have occurred and be continuing as of the Closing Date.

         (k) Officer's Certificate. Each of the Parent and the Company shall
             ---------------------
have delivered to the Investor a certificate, dated the Closing Date and signed by an officer of the Parent or the Company, as appropriate, in form and substance reasonably satisfactory to the Investor, to the effect set forth above in Sections 5.2(a), 5.2(b), and 5.2(j).

         (l) Disclosure Schedules. The Parent and the Company shall have
             --------------------
delivered to the Investor each of the Schedules to this Agreement and the Guarantee and Collateral Agreement as required hereby and thereby, in form and substance reasonably satisfactory to the Investor.

         (m) Corporate and Other Proceedings. All corporate and other
             -------------------------------
proceedings of the Parent, the Company and the Subsidiaries of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                   Article VI
                      The Convertible Notes; General Terms
                      ------------------------------------

     6.1 Interest Accrual. Interest on each Note shall be computed on the basis
         ----------------
of a three hundred sixty (360) day year of twelve (12) thirty (30) day months, and shall accrue on the unpaid principal amount of such Note from time to time outstanding from and including the date thereof at the rate (the "Interest Rate") of twelve percent (12%) per annum, in arrears, semi-annually on each March 31st and September 30th (each, an "Interest Payment Date") of each year (commencing on the later of March 31, 2002 and the Interest Payment Date next succeeding the date of issuance of such Note) until the Principal Amount of such Note shall have become due and payable. Any overdue installment of interest or payment of any Principal Amount (the due date of such installment or payment to be determined without giving effect to any grace period) shall be payable upon demand and shall bear interest at a rate per annum equal to the lesser of (a) the highest rate allowed by applicable law and (b) the Interest Rate plus two percent (2%).

     6.2 Payments.
         --------

         (a) Interest Payments. The Company shall pay the accrued and unpaid
             -----------------
interest on the Notes on each Interest Payment Date, without any presentment of the Notes by the Holders thereof and without any notation of such payment being made thereon. With respect to each Note, payments of accrued and unpaid interest (each, an "Interest Payment") shall be made by the Company to the Holder of such
           ----------------
Note either (i) in cash or (ii), at the option of the Company, by the issuance
             -              --
of an additional Note (A) in the form Exhibit A hereto, with such changes
                       -
therefrom, if any, as may be approved by the Company and the Holder, (B)
                                                                      -
registered in the name of such Holder, (C) bearing interest at the Interest Rate
                                        -
and (D) having a face value equal to the amount of the Interest Payment
     -
applicable to such Note. In the event that an Interest Payment is made by the Company through the issuance of an additional Note as provided in the previous sentence, such Interest Payment shall be deemed paid in full and shall not constitute an overdue installment of interest.

         (b) Payment of Principal Upon Maturity. With respect to each Note, on
             ----------------------------------
the Maturity Date, the Principal Amount of such Note shall become due and payable and shall be paid by the Company, together with any accrued and unpaid interest on such Note, to the Holder thereof in cash.

         (c) Mechanism for Payments in Cash. Any cash payment required to be
             ------------------------------
made by the Company under this Article VI shall be made by wire transfer of immediately available funds to an account designated in writing by the Holder to whom such payment is due.

         (d) Payment on Business Day Only. If any payment due on, or with
             ----------------------------
respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day following the day on which such payment shall have so fallen due, without including the additional days elapsed in the computation of the interest payable on such succeeding Business Day.

     6.3 Conversion.
         ----------

         (a) Subject to and upon compliance with the provisions of this Section 6.3, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of each Note and expire at the close of business on the Maturity Date. In case a Note or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Note following a Change of Control, such conversion right in respect of the Note, or portion thereof so called, shall expire at the close of business on the Business Day prior to the Redemption Date or the Change of Control Payment Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be. The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially three
                                   ---------------
hundred thirty three and one-third (333.33) shares of Common Stock for each $1,000 Principal Amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Section 6.3. (For the purposes of this Agreement, an "increase" or "decrease" in the Conversion Rate means that the number of shares of Common stock issuable upon conversion of each $1,000 of Principal Amount of the Notes shall be increased or decreased, as appropriate.)

         (b) Mechanics of Conversion.
             -----------------------

         (i) No fractional shares of Common Stock shall be issued upon conversion of any Note. In lieu of any fractional shares of Common Stock (or other property) to which a Holder would otherwise be entitled upon conversion of any Note (or specified portion thereof), the Company shall pay such Holder cash equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of conversion.

         (ii)  Before any Holder of a Note shall be entitled to convert such
     Note into Common Stock, such Holder shall surrender such Note, duly endorsed in blank, to the Company at the principal executive office of the Company (or any transfer agent designated by the Company), accompanied by written notice to the Company (a copy of which shall also be delivered to the Parent) stating therein (A) that such Holder elects to convert all or a
                                  -
     specified percentage (based on the Principal Amount and any accrued but unpaid interest thereon) of such Note into shares of Common Stock in accordance with this Agreement and (B) the name or names of the Person or
                                         -
     Persons which such Holder wishes the certificate or certificates evidencing the Common Stock to be issued. The Company's or Parent's delivery to the Holder (or its designee in the notice of conversion) of the number of shares of Common Stock (and cash in lieu of fractions thereof) into which a
     Note is convertible will be deemed to satisfy the Company's obligation to pay the Principal Amount of (and accrued but unpaid interest on) the Note. The Parent and the Company shall, as soon as practicable thereafter, (x)
                                                                           -
     issue and deliver to such Holder (or to his nominee or nominees) a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled as aforesaid, (y) deliver to
                                                                 -
     such Holder (or to his nominee or nominees) cash in lieu of any fractional share and (z), if less than the full Principal Amount (and accrued but
                -
     unpaid interest) evidenced by such surrendered Note is being converted, a new Note, duly executed and delivered by the Company, with a Principal Amount equal to the Principal Amount of the Note surrendered for conversion, plus any accrued but unpaid interest thereon, minus the portion of such Principal Amount (and accrued but unpaid interest) converted to shares Common Stock. A Note may be converted in part, but only if the principal amount of such Note to be converted is any integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

         (iii) Any conversion made under this Agreement shall be deemed to have been made immediately prior to the close of business on the date of surrender of the Note to be converted, and at such time the rights of the Holders of such Notes shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes by the Parent as the record holder or holders of such Common Stock as of such date.

         (c)   Anti-Dilution Adjustments. The Conversion Rate shall be subject
               -------------------------
to adjustments from time to time as follows:

         (i) In case the Parent shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which (x) the numerator shall be the
                                             -
     number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (y) the denominator shall be the
                                                -
     sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this Section 6.3(c)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (ii) In case the Parent shall issue rights, options or warrants to all or substantially all holders of its Common Stock or to any other Person (whether or not other holders of its Common Stock receive any such rights, options or warrants) entitling them to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share (such price per share, the "New Price Per Share") less than either (A) the Current Market Price per share of the Common Stock or (B)
             -                                                             -
     the Conversion Price in effect, on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants or, in the case of any other issuance (an "Issuance"), on the date of such
                                         --------
     Issuance (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Parent or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination or the date of such Issuance, as the case may be, shall be increased by dividing such Conversion Rate by a fraction of which (x) the numerator shall be the
                                             -
     number of shares of Common Stock outstanding at the close of business on the date fixed for such determination or immediately prior to such Issuance, as the case may be, plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at (1)
                                                                             -
     if the New Price Per Share is less than both such Current Market Price and such Conversion Price, the higher of such prices or (2) if the New Price
                                                          -
     Per Share is less than either such Current Market Price or such Conversion Price but not both, such price that the New Price Per Share is less than,
     (y) the denominator shall be the number of shares of Common Stock
      -
     outstanding at the close of business on the date fixed for such determination or immediately prior to such Issuance, as the case may be, plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination or of such Issuance, as the case may be. If, after any such date fixed for determination or any Issuance, any such rights, options or warrants are not in fact issued, or are not exercised, prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors of the Parent determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this Section 6.3(c)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

               (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iv) In case the Parent shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities, but excluding
         (A) any rights, options or warrants referred to in Section 6.3(c)(ii)
          -
         and any other rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Parent or any other Person,
         (B) any dividend or distribution referred to in Section 6.3(c)(i) and
          -
         (C) mergers or consolidations to which Section 6.3(i) applies), the
          -
         Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (x) the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Parent) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and (y) the denominator shall be such
                                           -
         Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Parent determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

               (v) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6.3(i) applies) shall be deemed to involve
         (A) a distribution of such securities other than Common Stock to all
          -
         holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of
         Section 6.3(c)(iv)), and (B) a subdivision or combination, as the case
                                   -
         may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of
         Section 6.3(c)(iii).

               (vi) In the case the Parent shall issue or sell any shares of New Common Stock for consideration per share (such price per share, the "New Issue Price") less than either (A) the Current Market Price per
          ---------------                     -
         share of Common Stock or (B) the Conversion Price in effect on the date
                                   -
         of and immediately prior to such issuance, then and in such event, the Conversion Rate shall be increased by dividing such Conversion Rate by a fraction of which (x) the numerator shall be the number of shares of
                              -
         Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate of the purchase price of the total number of shares of Common Stock so issued or sold would purchase at (1) if the New Issue Price is less than both
                                    -
         such Current Market Price and such Conversion Price, the higher of such prices or (2) if the New Issue Price is less than either such Current
                    -
         Market Price or such Conversion Price but not both, such price that the New Issue Price is less than and (y) the denominator shall be the
                                           -
         number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock so issued or sold, such increase to become effective immediately after the consummation of such issuance or sale.

               (vii) For purposes of this Agreement, the term "`ex' date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

               (viii) The Parent may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by paragraphs (i), (ii), (iii), (iv), (v), and (vi) of this Section 6.3(c), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Parent shall have the power to resolve any ambiguity or correct any error in this paragraph
         (viii) and its actions in so doing shall, absent manifest error, be final and conclusive.

               (ix) Notwithstanding the provisions of Section 6.3(c)(iv), in the event that the then fair market value (as so determined) of the portion of the shares of capital stock, evidences of indebtedness, cash or other assets, including securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock, then, in lieu of the adjustments provided for by Section 6.3(c)(iv), as the case may be, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of shares of capital stock, evidences of indebtedness, cash or other assets, including securities, such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to the date fixed for such determination.

               (d)    Notice of Adjustments of Conversion Rate. Whenever the
                      ----------------------------------------
Conversion Rate is adjusted as herein provided the Parent shall compute the adjusted Conversion Rate in accordance with Section 6.3(c) and shall prepare a certificate signed by a Responsible Officer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be provided to the Holder.

               (e)    Notice of Certain Corporate Action. In case:
                      ----------------------------------

               (i) the Parent shall declare a dividend (or any other distribution) on its Common Stock; or

               (ii) the Parent shall authorize the granting to all or substantially all of the holders of its Common Stock of, or otherwise authorize the issuance to any other Person, rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (iii) the Parent shall subdivide the outstanding shares of Common Stock into a greater number of shares; or

               (iv) the Parent shall distribute, by dividend or otherwise, to all or substantially all of the holders of Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including, without limitation, cash, assets or securities), subject to the exceptions set forth on Section 6.3(c)(iv); or

               (v) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Parent is a party and for which approval of any stockholders of the Parent is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Parent; or

               (vi) of the voluntary or involuntary dissolution, liquidation or winding up of the Parent;

then the Parent shall provide to all Holders, at least twenty (20) days (or ten
(10) days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the next sentence nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (vi) of this Section 6.3(e). The Parent shall provide to all Holders notice of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

               (f)   Company to Reserve Common Stock. The Parent shall at all
                     -------------------------------
times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (including treasury stock), for the purpose of effecting the conversion of

Notes, the full number of shares of Common Stock then issuable upon the conversion of all then outstanding Notes.

               (g)   Taxes on Conversions. Except as provided in the next
                     --------------------
sentence, the Parent will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Parent shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Parent the amount of any such tax or duty, or has established to the satisfaction of the Parent that such tax or duty has been paid.

               (h)   Covenants as to Common Stock and Distribution in Respect
                     --------------------------------------------------------
Thereof.
-------

               (i) The Parent agrees that all shares of Common Stock that may be delivered upon conversion of Notes, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 6.3(g), the Parent will pay all taxes, liens and charges with respect to the issue thereof.

               (ii) The Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent.

               (iii) The Parent will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Parent.

               (i)   Provision in Case of Consolidation, Merger or Sale of
                     -----------------------------------------------------
Assets. In case of any consolidation or merger of the Parent with or into any
------
other Person or any merger of another Person with or into the Parent (in either case, other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Parent) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Parent, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to each Holder an agreement providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in this Section 6.3, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Parent into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock (x) is not (A) a Person with which the Parent
       -          -
consolidated or merged with or into or which merged into or with the Parent or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (y)
    ------------------        -                                            -
failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section
                 ------------------
6.3(i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.3. The above provisions of this
Section 6.3(i) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases.

               (j)   Rights Issued in Respect of Common Stock. Rights, options
                     ----------------------------------------
or warrants distributed by the Parent to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Parent's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (each, a "Trigger
                                                                        -------
Event"):
-----

               (i)   are deemed to be transferred with such shares of Common
Stock,

               (ii)  are not exercisable, and

               (iii) are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of this Section 6.3 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this
Section 6.3, (A) in the case of any such rights or warrants which shall all have
              -
been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(B) in the case of any such rights or
 -
warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

               (k) Conversion Rights Subject to Stockholder Vote. If, pursuant to any Requirement of Law or rule or regulation of any securities exchange or national securities quotation service, the stockholders of the Parent are required to approve the issuance of shares of Common Stock issuable upon conversion of the Notes under this Agreement, no Note may be converted until such issuance upon conversion has been so approved at the next annual meeting of the Parent's stockholders following the Closing Date or otherwise. At any time prior to such approval, upon the written request of Holders of Notes holding, at any time, eighty percent (80%) of the aggregate Principal Amount of the Notes outstanding at such time, the Parent, at its own expense and as soon as practicable following such request, shall obtain the written consent of its stockholders to such issuance upon conversion of the Notes, prepare and file with the SEC an information statement relating to such stockholder approval and take all other actions as are necessary or advisable under any Requirement of Law or otherwise in respect of the issuance of Common Stock upon conversion of the Notes.

     6.4       Optional Redemption.
               -------------------

               (a)   The Company may, at its option, redeem (each, an "Optional
                                                                       --------
Redemption") the Notes at any time, in whole or in part, without penalty or
----------
premium, in a minimum aggregate Principal Amount of $1,000,000 (or, if the aggregate outstanding principal amount of the Notes is less than $1,000,000 at such time, then such Principal Amount) and in integral multiples of $1,000,000, in each case for a redemption price equal to the aggregate Principal Amount of the Notes so redeemed, together with accrued but unpaid interest on such Principal Amount to the date of redemption (the "Redemption Date"), without
                                                 ---------------
penalty or premium.

               (b) If the Company undertakes an Optional Redemption in accordance with this Section 6.4, notice (a "Redemption Notice") shall be given
                                             -----------------
by the Company, at its own expense, to each Holder of Notes to be redeemed. The Redemption Notice shall be sent by first class mail, postage prepaid, to such Holder's address appearing in the Note Register, by the Company not less than thirty (30) nor more than sixty (60) days prior to the expected Redemption Date. The Redemption Notice shall state:

               (i)   the expected Redemption Date;

               (ii) that such redemption is an Optional Redemption made pursuant to this Section 6.4;

               (iii) the Principal Amount of each Note to be redeemed plus the amount of the interest to be paid on each such Note, accrued to the Redemption Date (the

     Principal Amount plus accrued but unpaid interest thereon, the "Redemption
                                                                     ----------
     Price");
     -----

          (iv) the place where or manner in which the Notes to be redeemed are to be surrendered to the Company for payment; and

          (c) In the case of any partial Optional Redemption, selection of the Notes for redemption will be made not more than sixty (60) days prior to the Redemption Date by the Company on a pro rata basis, by lot or by such other
                                    --- ----
method as the Company in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in Principal Amount or less will be redeemed in part.

          (d)  If a Redemption Notice has been given in accordance with this
Section 6.4, such Notes (or the portions thereof to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company defaults in the payment of the Redemption Price) such Notes (or the portions thereof to be redeemed) shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such Redemption Notice, such Notes (or the portions thereof to be redeemed) shall be paid by the Company at the Redemption Price. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, such Note shall, until paid, bear interest from the Redemption Date at the Interest Rate.

          (e) If any Note is duly surrendered by its Holder for redemption only in part, following the consummation of such redemption, the Company shall execute and deliver to such Holder, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the Principal Amount of the Note so surrendered.

     6.5  Mandatory Offer to Repurchase Upon Change of Control.
          ----------------------------------------------------

          (a) In the event of the obtaining of actual knowledge of a Change of Control Notice Event, the Company will, within three (3) Business Days after the occurrence of such event, give notice of such Change of Control Notice Event to each Holder of Notes. Each such notice shall (i) be dated the date of the
                                              -
sending of such notice; (ii) refer to this Section 6.5; and (iii) specify, in
                         --                                  ---
reasonable detail, the nature and date of the Change of Control Notice Event.

          (b) In the event of a Change of Control, the Company will, within three (3) Business Days after the occurrence of such event (or, in the case of any Change of Control the consummation or finalization of which would involve any action of the Company, at least thirty (30) days prior to such Change of Control), give notice of such Change of Control to each Holder of Notes. Such notice shall contain an irrevocable separate offer by the Company to each Holder of Notes to repurchase all, but not less than all, of the Notes held by such Holder, in each case for a purchase price equal to the aggregate Principal Amount of Notes so repurchased, together with accrued but unpaid interest on such Principal Amount to the date of repurchase, without penalty or premium. Such payment shall occur on a date (the "Change of Control Payment Date") specified in such notice that is not less than
 ------------------------------
thirty (30) days and not more than forty-five (45) days after the date of such notice. Each such notice shall:

          (i)   be dated the date of the sending of such notice;

          (ii) specify, in reasonable detail, the nature and date of the Change of Control;

          (iii) specify the Change of Control Payment Date;

          (iv)  specify the Principal Amount of each Note outstanding;

          (v) specify the interest that will be due on each Note offered to be repurchased, accrued to the Change of Control Payment Date;

          (vi) certify that the conditions of this Section 6.5 have been fulfilled; and

          (vii) state that a failure to respond to the notice shall be deemed to be an acceptance of such offer.

If the Company shall not have received a written response to such notice from any Holder of Notes within ten (10) days after the date of posting of such notice to such Holder of Notes, then the Company shall immediately send a second notice to each such Holder of Notes.

          (c) In the event that the Company makes a repurchase offer to the Holders of the Notes in accordance with subsection (b) of this Section 6.5, but at the time such offer is made the terms of any Bank Indebtedness restrict or prohibit such repurchase of Notes, then prior to the mailing of a notice to Holders in accordance with subsection (b) of this Section 6.5, but in any event not later than thirty (30) days following the date of any Change of Control (unless the Company has exercised its right to redeem all the Notes under
Section 6.4 or has repurchased all the Notes under Section 6.6), the Company shall (i) repay in full all such Bank Indebtedness (if otherwise permitted
       -
hereby) or (ii) if no other action is required by the terms of such Bank
            --
Indebtedness, offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each holder thereof who has accepted such offer or (ii)
                                                                         --
obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of Notes as provided for in this Section 6.5.

          (d) To accept such repurchase offer, a Holder of Notes shall either
(i) cause a notice of such acceptance to be delivered to the Company not later than thirty (30) days after the date of receipt by such Holder of the written offer of such repurchase or (ii) unless such Holder subsequently delivers a
                             --
written notice of rejection to the Company, fail to respond to such written offer of repurchase within such period of thirty (30) days. To reject such offer such Holder of Notes shall deliver a written notice of rejection of such offer. If accepted, such offered repurchase shall be due and payable on the Change of Control Payment Date.

          (e) The obligation of the Company to purchase Notes pursuant to the offers required by Section 6.5(b) and accepted in accordance with Section 6.5(d) is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur prior to the Change of Control Payment Date in respect thereof, such purchase shall be deferred until and shall be made on the date on which such Change of Control occurs or, if the Company determines that efforts to effect such Change of Control have ceased or have been abandoned, then such offer, acceptances and obligation to purchase shall be deemed to have been rescinded. The Company shall keep each Holder of Notes reasonably and timely informed of (i) any such deferral of the date of purchase; (ii) the date on
             -                                              --
which such Change of Control and the purchase are expected to occur; and (iii)
                                                                          ---
any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned.

          (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 6.5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.5, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 6.5 by virtue thereof.

     6.6  Mandatory Offer to Repurchase CD&R Notes Upon Disposition of Assets.
          -------------------------------------------------------------------

          (a) For purposes of this Section 6.6(a), the term "Mandatory 6.6(a) Repurchase Event" shall mean:

          (i) any sale, transfer or other disposition by the Company or any of its Subsidiaries of any real or personal, tangible or intangible, property of the Company or such Subsidiary (including, without limitation, any Capital Stock of a Subsidiary of the Company) to any Person (other than to the Company or any of its Restricted Subsidiaries) that is either (x) not
                                                                        -
     permitted under the Credit Agreement as in effect on the Closing Date (giving effect to the Second Credit Agreement Amendment) but has been consented to by the requisite lenders under the Credit Agreement, or (y) is permitted under, but is subject to any
                               -
     mandatory prepayment requirement of, the Credit Agreement, or

          (ii) the recovery by the Company or any of its Subsidiaries of amounts owing to it under property insurance policies if the Company and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds.

If, on any date during the Adjustment Period, the Company or any of its Subsidiaries shall receive Net Proceeds from any Mandatory 6.6(a) Repurchase Event, the Company shall give notice thereof to the Investor and any other member of the CD&R Group that is a Holder. Such notice shall contain an irrevocable separate offer by the Company to repurchase each such Holder's CD&R Notes on the applicable Mandatory Repurchase Date (subject to prorating as described in Section 6.6(d)), for a purchase price equal to the Principal Amount of Notes so repurchased (plus accrued and unpaid interest on the Principal Amount thereof so repurchased to the date of repurchase). The aggregate purchase price to be so applied to repurchase CD&R Notes (excluding accrued and unpaid interest) shall be equal to (x) the aggregate amount of such Net Proceeds not
                             -
previously applied to permanently prepay Bank Indebtedness under the Credit Agreement minus (y) the Reinvested Amount related thereto; provided, however,
                 -
that in no event shall the aggregate amount of all Reinvested Amounts subtracted from such Net Proceeds received in connection with asset dispositions described in clause (i) of the definition of "Mandatory 6.6(a) Repurchase Event" exceed $10,000,000 in any fiscal year of the Company.

          (b) For purposes of this Section 6.6(b), the term "Mandatory 6.6(b) Repurchase Event" shall mean:

          (i) the sale, transfer or other disposition by the Company or any of its Subsidiaries of any real or personal, tangible or intangible, property of the Company or such Subsidiary (including, without limitation, any Capital Stock of a Subsidiary of the Company) to any Person (other than to the Company or any of its Restricted Subsidiaries) that is either (x) not
                                                                        -
     permitted under the Credit Agreement as in effect on the date hereof (without giving effect to the Second Credit Agreement Amendment) but has been consented to by the requisite lenders under the Credit Agreement, or
     (y) is permitted under, but is subject to any mandatory prepayment
      -
     requirement of, the Credit Agreement, or

          (ii) the recovery by the Company or any of its Subsidiaries of amounts owing to it under property insurance policies if the Company and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds.

If, on any date other than during the Adjustment Period, the Company or any of its Subsidiaries shall receive Net Proceeds from any Mandatory 6.6(b) Repurchase Event, the Company shall give notice thereof to the Investor and any other member of the CD&R Group that is a Holder. Such notice shall contain an irrevocable separate offer by the Company to repurchase each such Holder's CD&R Notes on the applicable Mandatory Repurchase Date (subject to prorating as described in Section 6.6(d)), for a purchase price equal to the Principal Amount of Notes so repurchased (plus accrued and unpaid interest on the Principal Amount thereof so repurchased to the date of repurchase). The aggregate purchase price to be so applied to repurchase CD&R Notes (excluding accrued and unpaid interest) shall be equal to (x) the aggregate amount of such Net Proceeds not
                             -
previously applied to permanently prepay Bank Indebtedness under the Credit Agreement minus (y) the Reinvested Amount related thereto; provided that,
                 -
notwithstanding the foregoing, any such repurchase of CD&R Notes shall only be required upon any such sale, transfer, other disposition or recovery (A) described in subsections 14.5(h), (j) or (k) of the Credit Agreement as in effect on the date hereof (without giving effect to the Second Credit Agreement Amendment), to the extent the Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales, transfers, other dispositions or recoveries in the immediately preceding twelve-month period and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $5,000,000 or (B) described in subsection 14.5(f) of the Credit Agreement as in effect on the date hereof (without giving effect to the Second Credit Agreement Amendment), to the extent the Net Proceeds received from any one such sale and minus the applicable Reinvested Amounts relating to such Net Proceeds exceeds $5,000,000 or to the extent that Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $10,000,000.

          (c) Any notice of the Company's offer to repurchase CD&R Notes given pursuant to this Section 6.6 shall be given as promptly as practicable (and in any event, within three (3) Business Days) following the date of receipt of any such Net Proceeds (except that if any such Net Proceeds are eligible to be reinvested in accordance with the definition of "Reinvested Amount" in Section 6.6(e) and the Company has not elected to reinvest such proceeds, such notice shall be given on the earlier of (i) the date on which the certificate of a
                                  -
Responsible Officer of the Company to such effect is delivered to the Investor in accordance with such definition and (ii) the last day of the period within
                                        --
which a certificate setting forth such election is required to be delivered in accordance with such definition). If the Company shall not have received a written response to such notice from any Holder of CD&R Notes within ten (10) days after the date of posting of such notice to such Holder, then the Company shall immediately send a second notice to such Holder.

          (d) To accept a repurchase offer under this Section 6.6, a Holder of CD&R Notes shall cause a notice of such acceptance to be delivered to the Company not later than thirty (30) days after the date of receipt by such Holder of the written offer of such repurchase. If accepted, such offered repurchase shall be due and payable on the applicable Mandatory Repurchase Date or, if later, five (5) Business Days after the date of delivery of such notice of acceptance to the Company. If, upon the expiration of the period for which a repurchase offer under this Section 6.6 remains open, the aggregate Principal Amount of the CD&R Notes surrendered by Holders exceeds the amount of Net Proceeds available for payment, the Company will select the CD&R Notes to be purchased on a pro rata basis.

          (e) As used in this Section 6.6, the following terms shall have the following meanings:

     "Adjustment Period" means the period from the date of this Agreement to the
      -----------------
first date on or after June 30, 2003 on which no Bank Default Event has occurred and is continuing.

     "Mandatory Repurchase Date" means a date specified in a notice given
      -------------------------
pursuant to this Section 6.6 of an offer to repurchase CD&R Notes that is not later than ten (10) Business Days after the date of such notice (or if no date is so specified, the date that is ten (10) Business Days after the date such notice is issued).

     "Net Proceeds" means, with respect to any of the events referred to in this
      ------------
Section 6.6 and the defined terms used therein, (a) the gross cash
                                                 -
consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such event, minus (b) the sum, without duplication, of (i) any taxes
                        -                                    -
reasonably estimated to be payable to any federal, state, local or foreign taxing authority by the Parent and its Subsidiaries as a result thereof, (ii)
                                                                          --
the amount of fees and commissions (including reasonable investment banking fees, legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses) actually incurred in connection with such event which are paid or payable by the Company and its Subsidiaries, (iii) the amount
                                                                ---
of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Company
            --
and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment), (v) the amount of Indebtedness (other
                                           -
than intercompany Indebtedness) of any Person, or secured by a Lien permitted hereunder on or that otherwise relates to any asset, that is the subject of such event, if any, which is required to be repaid at the time or as a result of such event out of the proceeds thereof and (vi) with respect to the determination of
                                       --
Net Proceeds from a sale or other disposition of property or assets referred to in this Section 6.6, appropriate amounts to be provided by the Company or any of its Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by the Company or any such Subsidiary after such sale or other disposition and other appropriate amounts which shall be used by the Company or any of its Subsidiaries to discharge or pay on a current basis any other reasonable expenses and liabilities associated with such property or assets.

     "Reinvested Amount" means, with respect to any sale, transfer or other
      -----------------
disposition of property or assets of the Company or any of its Subsidiaries or any recovery of amounts under any property insurance policies, that portion of the Net Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Company delivered to the Investor within thirty (30) days of such sale or other disposition, be reinvested in the business of the Company and its Subsidiaries in a manner consistent with the terms of this Agreement within three hundred sixty (360) days of the receipt of such Net Proceeds or, if such reinvestment is in a project authorized by the board of directors or comparable body of the Company that will take longer than such three hundred sixty (360) days to complete, the period of time necessary to complete such project (so long as the Company or the relevant Subsidiary has committed to expend such portion of the Net Proceeds within, and is diligently pursuing such project during, the period of three hundred sixty (360) days from the receipt of such Net Proceeds); provided that if any such certificate of a Responsible Officer is not delivered to the Investor on the date of such sale or other disposition, any Net Proceeds of such sale or other disposition shall be promptly (x) deposited in a cash
                                                     -
collateral account established in accordance with the terms of the Credit Agreement, to the extent then required thereby (it being understood in such case that the Administrative Agent is acting as bailee for the Secured Parties pursuant to the terms of the Intercreditor Agreement), or applied to prepay revolving credit borrowings under the Credit Agreement pending delivery of such certificate, or (y) deposited in a cash collateral account established at the
                 -
Collateral Account Bank (as defined in the Guaranty and Collateral Agreement) to be held as collateral in favor of the Secured Parties on terms reasonably satisfactory to the Secured Parties and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is (or is required to be) delivered to the Investor or such Net Proceeds are required to be applied in accordance with this Section 6.6.

          (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 6.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 6.6 by virtue thereof.

          (g) The provisions of this Section 6.6 are in addition to and not in limitation of the provisions of Section 8.4.

     6.7  Issuance of Warrants Upon Early Redemption or Repurchase.
          --------------------------------------------------------

          (a) Upon the consummation of any redemption or repurchase of Notes prior to the Maturity Date (whether pursuant to any provision of this Article VI, Section 8.4 or otherwise), the Parent shall, at its own expense, execute, issue and deliver Warrants to the Holders of the Notes so redeemed or repurchased as provided by this Section 6.7. With respect to each Holder receiving Warrants under this Section 6.7, the Warrants shall (a) be
                                                               -
substantially in the form of Exhibit B hereto, with such changes as may be reasonably requested by such Holder and approved by the Parent, (b) expire on
                                                                 -
the Maturity Date, (c) have an initial exercise price, subject to adjustment in
                    -
accordance with the terms of the warrant, equal to the Conversion Price in effect immediately prior to such repurchase or redemption, and (d) entitle its
                                                                -
Holder to purchase a number of shares of Common Stock (or other property) equal to the number of shares of Common Stock (or other property) into which such Holder's Notes were convertible immediately prior to their redemption or repurchase. Each Holder entitled to receive Warrants under this Section 6.7 shall receive them in the form of a single warrant certificate (or such greater number of warrant certificates in denominations of at least 500,000 shares as such Holder may request), delivered by the Parent to the registered address of such Holder in the Register of Holders maintained by the Company in accordance with Section 6.8.

          (b) If, pursuant to any Requirement of Law or rule or regulation of any securities exchange or national securities quotation service, the stockholders of the Parent are required to approve the issuance of shares of Common Stock issuable upon exercise of the Warrants, no Warrant may be exercised until such issuance upon exercise has been so approved in connection with the stockholder approval of the issuance of Common Stock upon conversion of the Notes as contemplated by Section 6.3(k). At any time prior to such approval, upon the written request of holders of the Warrants, the Parent, at its own expense and as soon as practicable following such request, shall obtain the written consent of its stockholders to such issuance upon exercise of the Warrants, prepare and file with the SEC an information statement relating to such stockholder approval and take all other actions as are necessary or advisable under any Requirement of Law or otherwise in respect of the issuance of Common Stock upon exercise of the Warrants.

     6.8  Register of Holders. The Company shall keep, or shall cause to be
          -------------------
kept, by a Transfer Agent for the Notes or otherwise, a register (the "Register
                                                                       --------
of Holders") for the registration and transfer of Notes, in which register the
----------
Company shall record (a) the name, address and facsimile number of each Holder
                      -
(subject to change by such Holder in
accordance with Section 13.1) and (b) the details of each transfer of one or
                                   -
more Notes made in accordance with Section 6.9, including the name and address of each transferee of one or more Notes. The Person in whose name any Note shall be properly registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 6.9.

     6.9   Exchange of Notes Upon Transfer. Upon surrender of any Note to the
           -------------------------------
Company (or the Transfer Agent for the Notes, if any), duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or such Holder's attorney duly authorized in writing, the Company shall execute and deliver a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid Principal Amount of the surrendered Note. Each new Note shall (i) be registered in the name of such Person as the Holder may
            -
request, (ii) be (A) dated and bear interest from the date to which interest had
          --      -
been paid on the surrendered Note or (B) dated the date of the surrendered Note
                                      -
if no interest shall have been paid thereon and (iii) carry the same rights to
                                                 ---
unpaid interest and interest to accrue that were carried by the surrendered Note. Notes shall not be transferred in denominations of less than $1,000,000, provided that a Holder may transfer its entire holding of Notes regardless of
--------
the principal amount of such Notes. Each Holder may transfer any Note (or any portion thereof) to any Person without the Company's consent, provided that any
                                                              --------
such transfer of Notes by the Investor or any Holder that is a member of the CD&R Group to any Person not a member of the CD&R Group shall cause the Liens and Guarantees established with respect to such Transferred Notes in accordance with the Guarantee and Collateral Agreement or any other Note Security Documents to be released, discharged and of no further force or effect with respect to such Transferred Notes. The Company shall pay the cost of executing, issuing and delivering the new Note or Notes to the home, office or custodian bank of (or other location designated by) the Holder thereof, insured to the reasonable satisfaction of such Holder. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer of Notes.

     6.10  Mutilated, Destroyed, Lost and Stolen Notes.
           -------------------------------------------

           (a) If (i) any mutilated Note is surrendered to the Company, or the
                   -
Company receives evidence reasonably satisfactory to it of the destruction, loss or theft of any Note and (ii), in the case of any destroyed, lost or stolen
                          --
Note, there is delivered to the Company such security or indemnity as may be required to hold the Company harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. The Company may require payment of a sum sufficient to cover its reasonable expenses and any stamp tax or governmental charge imposed in respect of such issuance of a new Note.

          (b) Every new Note issued pursuant to this Section 6.10 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement and, as appropriate, the other Transaction Agreements equally and ratably with any and all other duly issued Notes.

          (c) The provisions of this Section 6.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                                  Article VII
                      Affirmative Covenants of the Company
                      ------------------------------------

     The Company hereby agrees that, from and after the date hereof and until the payment in full of the Principal Amount of the Notes, as well as any other amount then due and owing under or with respect to the Notes, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     7.1  Financial Statements. Furnish the following financial statements of
          --------------------
the Parent to each Holder, it being understood all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer of the Parent and disclosed therein, and except, in the case of financial statements delivered pursuant to subsections (b) and (c), for the absence of certain notes):

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than forty-five
(45) days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders equity and cash flows of the Parent and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Parent as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

          (c) as soon as available, but in any event not later than forty-five
(45) days after the end of each calendar month, commencing with the month of December 2001, financial data for such month summarizing the results of operations of the Parent and its consolidated Subsidiaries as at the end of such month, certified by a Responsible Officer as being fairly stated in all material respects.

     7.2  Certificates; Other Information. Furnish to each Holder:
          -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection (a) of Section 7.1, a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the audit necessary therefor, no knowledge was obtained of any Default or Event of Default, insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of Section 7.1, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or,
                               -
if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsection 7.9 with respect thereto), (ii) neither the
                                                                --
Company nor any other Note Financing Party has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Note Security Documents with respect thereto and (iii) to the
                                                                    ---
best of such Responsible Officer's knowledge, each of the Company and the other Note Financing Parties has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Note Financing Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except, in each case as specified in such certificate;

          (c) not later than sixty (60) days after the beginning of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer believes such projections have been prepared on the basis of reasonable assumptions;

          (d) within five (5) Business Days after the same are sent, copies of all financial statements and reports which the Parent sends to its public stockholders, and within five (5) Business Days after the same are filed, copies of all financial statements and reports which the Parent or the Company may make to, or file with, the SEC or any successor or analogous Governmental Authority;

          (e) promptly, such additional financial and other information as any Holder may from time to time reasonably request; and

          (f) promptly, (x) any certificate of a Responsible Officer required
                         -
pursuant to the definition of "Consolidated Net Income" and (y) any additional
                                                             -
financial and other information provided to the Administrative Agent or any lender or other party under the Credit Agreement, whether pursuant to the terms of the Credit Agreement or upon the reasonable request of such party thereto.

     7.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the consolidated books of the Parent.

     7.4  Conduct of Business and Maintenance of Existence. Continue to engage
          ------------------------------------------------
in business of the same general type as the Company and its Subsidiaries now conduct and preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company and its Subsidiaries taken as a whole except as otherwise permitted pursuant to Article IX; provided that the
                                                            --------
Company and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, or the corporate existence of such Subsidiary, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     7.5  Maintenance of Property; Insurance. Keep all property useful and
          ----------------------------------
necessary in the business of the Company and its Subsidiaries taken as a whole in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property material to the business of the Company and its Subsidiaries taken as a whole in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Holder, upon written request, full information as to the insurance carried.

     7.6  Inspection of Property; Books and Records; Discussions. Keep proper
          ------------------------------------------------------
books of records and account in which full, complete and correct entries in conformity with all material Requirements of Law shall be made of all dealings and transactions in relation to the business and activities of the Company and its Subsidiaries; and permit representatives of any Holder, at any reasonable time, upon reasonable notice, and as often as may reasonably be desired, to visit and inspect any of the properties of the Company and its Subsidiaries and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with the independent certified public accountants of the Parent, in each case at the expense of the Company.

     7.7  Notices. Promptly give notice (it being understood that each notice
          -------
provided pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto) to each Holder of:

          (a) as soon as possible after any Responsible Officer knows, or reasonably should know, of the occurrence of any Default or Event of Default;

          (b) as soon as possible after any Responsible Officer knows or reasonably should know thereof, (i) any (A) default or event of default under
                                 -       -
any Contractual Obligation of the Company or any Subsidiary of the Company, other than as previously disclosed to the Holders, or (B) litigation,
                                                       -
investigation or proceeding which may exist at any time between the Parent, the Company or any Subsidiary of the Company and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect, or (ii) any Bank
                                                                    --
Default Event or Senior Subordinated Default Event;

          (c) as soon as possible after any Responsible Officer knows or reasonably should know thereof, any litigation or proceeding which has a reasonable possibility of an adverse determination which would result in a judgment against the Parent, the Company or any Subsidiary of the Company of $5,000,000 or more and which is not covered by insurance, or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within thirty (30) days after any Responsible Officer knows or reasonably should know thereof:

          (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Parent, the Company or any Subsidiary of the Company in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, if, as a result thereof, the Parent, the Company or any Subsidiary of the Company could reasonably be expected to incur any material liability;

          (ii) the existence of an Underfunding under a Single Employer Plan that exceeds ten percent (10%) of the value of the assets of such Single Employer Plan, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date;

          (iii) the institution of proceedings or the taking of any other formal action by the PBGC or the Parent, the Company, any Subsidiary of the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, the Parent, the Company or any Subsidiary of the Company could reasonably be expected to incur any material liability; or

          (iv) the occurrence or expected occurrence of any event or condition under which the Parent, the Company, any Subsidiary of the Company or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan;

          (e) as soon as possible after any Responsible Officer knows, and except as would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, that:

          (i) any Governmental Authority has identified the Parent, the Company or any Subsidiary of the Company as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Parent, the Company or any Subsidiary of the Company;

          (ii) any Governmental Authority may revoke any permit pursuant to Environmental Law held by the Parent, the Company or any Subsidiary of the Company, or deny or refuse to renew any such permit sought by the Parent, the Company or any Subsidiary of the Company; or

          (iii) any property owned, leased, or operated by the Parent, the Company or any Subsidiary of the Company is being listed on, or proposed for listing on, the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency or any similar list maintained by any Governmental Authority;

          (f) as soon as possible after any Responsible Officer knows or reasonably should know thereof, any development or event which has had or would reasonably be expected to have a Material Adverse Effect; and

          (g) as soon as possible after any Responsible Officer knows or reasonably should know thereof, any "Termination" as defined in Section 11 of the Intercreditor Agreement.

     7.8  Environmental Laws.
          ------------------

          (a) Comply substantially with all Environmental Laws applicable to the Company and its Subsidiaries, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws (collectively, "Environmental
                                                          -------------
Permits"); and
-------

          (b) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all Environmental Permits applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect the Company or any of its Subsidiaries. For purposes of this Section 7.8, noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the
--------
Company or its Subsidiaries, as appropriate, shall in a timely manner undertake all reasonable efforts to achieve substantial compliance, and provided, further,
                                                              --------
that, in any case, such noncompliance, and any other such noncompliance with any Environmental Law or Environmental Permit, individually or in the aggregate, would not reasonably be expected to give rise to the payment of a Material Environmental Amount.

     7.9  Additional Collateral.
          ---------------------

          (a) With respect to any owned real property or fixtures located on owned real property, in each case with a purchase price or a fair market value of at least $1,000,000, in which the Company or any of its Subsidiaries acquires ownership rights at any time after the date hereof, promptly grant to the Secured Parties, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to such Secured Parties (it being understood that such Lien shall be subject to the Intercreditor Agreement), and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any appraisals of such property under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 which any Secured Party reasonably deems to be required by law), provided that (i) nothing in this Section 7.9(a) shall defer
                  --------       -
or impair the attachment or perfection of any security interest in any Collateral covered by any of the Note Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Company, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to
                                          --
be granted as contemplated by this Section 7.9(a) on any owned real property or fixtures the acquisition of which is financed as permitted by Section 8.1(b)(iv), until such Indebtedness is repaid in full (and not refinanced as permitted by Section 8.1(b)(iv)) or, as the case may be, the Company or its Subsidiary determines not to proceed with such financing or refinancing. In connection with any such grant to the Secured Parties of a Lien of record on any such real property in accordance with this Section 7.9(a), the Company or such Subsidiary shall deliver or cause to be delivered to the Secured Parties any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as any Secured Party shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

          (b) With respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary or Foreign Subsidiary Holdco (other than to the extent that compliance with this Section 7.9(b) would have an adverse tax consequence to the Company), promptly upon the request of any Secured Party:

          (i) (A) execute and deliver, or cause to be executed and delivered, to
               -
     the Investor, for the benefit of the Secured Parties, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as any Secured Party shall reasonably deem necessary or reasonably advisable to grant to the Secured Parties a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Domestic Subsidiaries (provided that in no event shall more than sixty-five percent
                   --------
     (65%) of the Capital Stock of any Foreign Subsidiary Holdco be required to be so pledged; and it being understood that such Lien shall be subject to the Intercreditor Agreement) and (B) (subject to the terms of the Guarantee and Collateral Agreement) deliver to the Secured Parties the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be; and

          (ii) cause any such new Domestic Subsidiary (A) to become a party to
                                                       -
     the Guarantee and Collateral Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Secured Parties, and (B) to take all actions reasonably deemed by any
                           -
     Secured Party to be necessary or reasonably advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by any Secured Party.

          (c) With respect to any Person that, subsequent to the date hereof, becomes a Foreign Subsidiary (other than a Foreign Subsidiary Holdco) and which has Capital Stock that is owned directly by the Company or a Domestic Subsidiary (other than WWG) and with respect to any Foreign Subsidiary of WWG that, subsequent to the date hereof, becomes a direct Subsidiary of the Company or of a Domestic Subsidiary (other than WWG), promptly, upon the request of any Secured Party, (i) execute and deliver to the Secured Parties a new Foreign Pledge Agreement or such amendments to the relevant Foreign Pledge Agreement or the Guarantee and Collateral Agreement as any Secured Party shall reasonably deem necessary or reasonably advisable to grant to the Secured Parties a Lien on the Capital Stock of such Foreign Subsidiary that is owned directly by the Company or any of its Domestic Subsidiaries (other than WWG) (provided that in
                                                              --------
no event shall more than sixty-five percent (65%) of the Capital Stock of any such Subsidiary be required to be so pledged; and it being understood that such Lien shall be subject to the Intercreditor Agreement) and (ii) to the extent deemed advisable by any Secured Party (subject to the terms of the Guarantee and Collateral Agreement) deliver to the Secured Parties the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be.

          (d) Notwithstanding anything to the contrary contained herein, (i) no
                                                                          -
Subsidiary of the Company that had consolidated assets as of the most recently completed fiscal quarter or consolidated gross revenues as of the most recently completed period of four consecutive fiscal quarters, of less than $10,000,000 shall be required to comply with the provisions of this Section 7.9 (nor shall the Company or any of its Subsidiaries be required to comply with the provisions of this Section 7.9 with respect to any such Subsidiary) until the date that is 45 days after the earlier to occur of the Closing Date and the date on which the Second Credit Agreement Amendment shall become effective in accordance with its terms and (ii) the Company and its Subsidiaries shall not be required to (x)
           --                                                             -
make the representations and warranties set forth in Section 4 of the Guarantee and Collateral Agreement or Sections 3.2, 3.6 or 3.18 of this Agreement or (y)
                                                                            -
comply with the covenants set forth in Sections 5.2.1, 5.2.2, 5.2.4, 5.2.6, 5.2.7, 5.2.8, 5.2.9(b), 5.2.10, 5.2.11, 5.3.1, 5.3.2(iii), 5.3.3 or 6.7 of the
Guarantee and Collateral Agreement with respect to any Inactive Subsidiary or any property or assets thereof so long as such Subsidiary is an Inactive

Subsidiary, and the exclusions of Inactive Subsidiaries from representations and warranties and covenants described in this clause (ii) shall be given effect by appropriate modifications (which shall be reasonably acceptable to each Secured Party and the Company) to the Assumption Agreement entered into by the Inactive Subsidiaries pursuant to Section 8.15 of the Guarantee and Collateral Agreement.

          (e) Comply with subsection 14.15 of the Credit Agreement (entitled Limitation on Inactive Subsidiaries) as amended by the Second Credit Agreement Amendment and in effect on the Closing Date.

          (f) In the event that any of WWG, Wandel & Goltermann Inc., a North Carolina corporation, or Wavetek U.S. Inc., a Delaware corporation (collectively the "Excluded Subsidiaries"), shall remain in existence as a Domestic Subsidiary
     ---------------------
on the Closing Date, promptly upon the request of any Secured Party:

          (i) (A) execute and deliver, or cause to be executed and delivered, to
               -
     the Investor, for the benefit of the Secured Parties, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as any Secured Party shall reasonably deem necessary or reasonably advisable to grant to the Secured Parties a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Domestic Subsidiaries and has been pledged to secure Indebtedness under the Credit Agreement (it being understood that such Lien shall be subject to the Intercreditor Agreement) and (B) (subject to the terms of the Guarantee and
                                   -
     Collateral Agreement) deliver to the Secured Parties the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be; and

          (ii) cause any such Domestic Subsidiary (A) to become a party to the
                                                   -
     Guarantee and Collateral Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Secured Parties, and (B) to take all actions reasonably deemed by any Secured Party
                   -
     to be necessary or reasonably advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by any Secured Party.

The Excluded Subsidiaries shall not be required to comply with Sections 7.10 and
7.11 prior to the Closing Date.

     7.10 Liens. If after the date hereof, the Company or any of its
          -----
Subsidiaries creates or suffers to exist a Lien on any of their respective properties or assets securing any Bank Indebtedness (other than the CD&R Notes), then the Company shall, and shall cause each such Subsidiary to, create a Lien on such property or assets securing the CD&R Notes pursuant to the Guarantee and Collateral Agreement (or, if requested by any Secured Party, one or more other Note Security Documents in form and substance reasonably satisfactory to the Secured Parties and substantially equivalent to one or more security documents in respect of such Bank Indebtedness), which Lien securing the CD&R Notes shall be on terms no less favorable to the Holders thereof than the terms of such Lien securing such Bank Indebtedness shall be to the holders of such Bank Indebtedness (it being understood that such Lien securing the CD&R Notes shall be subject to the Intercreditor Agreement).

     7.11 Note Guarantors.
          ---------------

          (a) From and after the date hereof, the Company will cause each Subsidiary that Guarantees payment of any Bank Indebtedness (other than the CD&R Notes) to execute and deliver to each Holder of CD&R Notes an instrument pursuant to which such Subsidiary will Guarantee payment of the CD&R Notes pursuant to the Guarantee and Collateral Agreement (or, if requested by any Secured Party, one or more other Note Security Documents in form and substance reasonably satisfactory to the Secured Parties), whereupon such Subsidiary will become a Note Guarantor for all purposes under this Agreement.

          (b) From and after the date hereof, the Parent shall Guarantee payment of the Transferred Notes in accordance with the terms of Annex A hereto. From and after the date hereof, the Company will cause each Domestic Subsidiary that is a Significant Subsidiary and that Guarantees Indebtedness of the Company (other than Bank Indebtedness), to execute and deliver to each Holder of Transferred Notes an instrument pursuant to which such Subsidiary will Guarantee payment of the Transferred Notes in accordance with the terms of Annex A hereto, whereupon such Subsidiary will become a Note Guarantor in respect of the Transferred Notes for all purposes under this Agreement, provided, however, each
                                                         --------
such Guarantee in respect of a Transferred Note (a "Springing Guarantee") by a
                                                    -------------------
Domestic Significant Subsidiary (a "Significant Subsidiary Guarantor") will be
                                    --------------------------------
subject to termination and discharge under the following circumstances: Each Significant Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Springing Guarantee, and such Springing Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger or otherwise)
         -
in accordance with the terms of this Agreement of any Significant Subsidiary Guarantor or any interest therein by the Company or a Restricted Subsidiary, following which such Significant Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company for the purposes of this Agreement and with respect to the Notes, (ii) pursuant to the terms of its Springing Guarantee, (iii) at any
            --                                                     ---
time that such Significant Subsidiary Guarantor is released from all of its obligations under all of its Springing Guarantees of payment of Indebtedness (other than Bank Indebtedness) of the Company, (iv) upon the merger or
                                                --
consolidation of any Significant Subsidiary Guarantor with and into the Company or another Significant Subsidiary Guarantor that is the surviving Person in such merger or consolidation and (v) upon payment in full of the aggregate principal
                             -
amount of all Transferred Notes then outstanding and all other Guaranteed Obligations in respect of Transferred Notes then due and owing. Upon any such occurrence specified in the preceding sentence, each Holder of Transferred Notes shall execute any documents reasonably required in order to evidence such release, discharge and termination of such Significant Subsidiary Guarantee (at the expense of the Company).

                                  Article VIII
                        Negative Covenants of the Company
                        ---------------------------------

     The Company hereby agrees that, from and after the date hereof and until payment in full of the Principal Amount of the Notes, as well as any other amount then due and owing under or with respect to the Notes:

     8.1  Limitation on Indebtedness.
          --------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness, provided, however, that the Company or
                                       --------
any Note Guarantor Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00.

          (b) Notwithstanding subsection (a) of this Section 8.1, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness Incurred pursuant to the Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary that is a Restricted Subsidiary Incurred other than under the Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to
     (A) $410,000,000, plus (B) the amount, if any, by which the Borrowing Base
      -                ----  -
     exceeds $110,000,000, plus (C) in the case of any refinancing of the Credit
                           ----  -
     Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

          (ii) Indebtedness (A) of any Restricted Subsidiary to the Company or
                             -
     (B) of the Company or any Restricted Subsidiary to any Restricted
      -
     Subsidiary, provided, that any subsequent issuance or transfer of any
                 --------
     Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

          (iii) Indebtedness represented by the Notes, any Indebtedness represented by the Senior Subordinated Notes, any Indebtedness outstanding on the date hereof that was initially Incurred in accordance with Section 406(a) of the Senior Subordinated Note Indenture, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or subsection (a) of this Section 8.1;

          (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to ten percent (10%) of Consolidated Total Assets at any time outstanding;

          (v) Indebtedness of any Foreign Subsidiary that is a Restricted Subsidiary Incurred for working capital purposes;

          (vi)   (A) Guarantees by the Company or any Restricted Subsidiary of
                  -
     Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this
     Section 8.1) or (B) Indebtedness of the Company or any Restricted
                      -
     Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 8.1);

          (vii)  Indebtedness of the Company or any Restricted Subsidiary (A)
                                                                           -
     arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence, or (B)
                                                                       -
     consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

          (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar
                 -
     instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to any governmental entity in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance
         -
     bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging
                   -
     purposes in the ordinary course of business, or (D) Management Guarantees,
                                                      -
     or (E) the financing of insurance premiums in the ordinary course of
         -
     business;

          (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

          (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such
                                         --------
     acquisition, merger or consolidation, after giving effect thereto, (A) with
                                                                         -
     respect to any such Indebtedness of the Company or any Note Guarantor Subsidiary, (1) the Company could Incur at least $1.00 of additional
                  -
     Indebtedness pursuant to paragraph (a) of this Section 8.1 or (2) the
                                                                    -
     Consolidated Coverage Ratio is greater than it was on such date immediately prior to giving effect to such acquisition and (B) with respect to any such
                                                     -
     Indebtedness of any Restricted Subsidiary that is a not a Note Guarantor Subsidiary, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 8.1; and any Refinancing Indebtedness with respect to any such Indebtedness;

          (xi) Indebtedness of the Company or any Restricted Subsidiary in an amount at any time outstanding not exceeding twice the amount of Excluded Contributions made after May 21, 1998, provided that the proceeds of such
                                            --------
     Indebtedness and the related amount of such Excluded Contributions are used to finance the acquisition of assets of any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary (including but not limited to payment of any related fees and expenses) or to refinance any such acquisition, merger or consolidation with such Indebtedness being Incurred for such refinancing within nine (9) months of the closing of such acquisition, merger or consolidation; and any Refinancing Indebtedness with respect to any such Indebtedness; and

          (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (a) twenty percent (20%) of Consolidated Total Assets minus (b)
               -                                                           -
     the
     lesser of (x) $75.0 million and (y) the aggregate Principal Amount of Notes
                -                     -
     outstanding at any time.

          (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 8.1, (i) any other obligation of the obligor on
                                    -
such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 8.1) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii)
                                                                             --
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) of this Section 8.1, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (iii) the amount of Indebtedness issued at a price that is less than
             ---
the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          (d) For purposes of determining compliance with any United States dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the United States dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (i) the United States
                               --------       -
dollar-equivalent principal amount of any such Indebtedness outstanding on May 21, 1998 shall be calculated based on the relevant currency exchange rate in effect on May 21, 1998, (ii) if such Indebtedness is Incurred to refinance other
                         --
Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable United States dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such United States dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (iii) the United States dollar-equivalent principal amount of
                ---
Indebtedness denominated in a foreign currency and Incurred pursuant to the Credit Agreement shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (x) May 21, 1998, (y) any date on
                                             -                 -
which any of the respective commitments under the Credit Agreement shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (z) the date of
                                                                  -
such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

          (e) The Company shall not Incur any Indebtedness that is subordinated in right of payment to any other Indebtedness of the Company, unless such Indebtedness so Incurred is subordinated in right of payment to the Notes on terms no less favorable to the Holders than the terms on which it is subordinated to such other Indebtedness. No Note Guarantor shall Incur any Indebtedness that is subordinated in right of payment to any other Indebtedness of such Note Guarantor, unless such Indebtedness so Incurred is subordinated in right of payment to any Note Guarantee of such Note Guarantor on terms no less favorable to the Holders than the terms on which it is subordinated to such other Indebtedness.

     8.2 Limitation on Restricted Payments.
         ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make
                                        -
any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (A) dividends or distributions payable solely in its Capital Stock
               -
(other than Disqualified Stock) and (B) dividends or distributions payable to
                                     -
the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value); (ii)
                                    --- ----                             --
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary; (iii)
                                                                            ---
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or (iv) make any Investment (other than a Permitted Investment) in any Person
    --
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary
 ------------------
makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 8.1; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to May 21, 1998 and then outstanding would exceed the sum of:

              (A) fifty percent (50%) of the Consolidated Net Income accrued during the period (treated as one accounting period) from March 31, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, one-hundred percent (100%) of such negative number);

              (B) the aggregate Net Cash Proceeds, and fair value (as determined in good faith by the Board of Directors) of property or assets, received (x) by the Company as capital contributions to the Company
                    -
          after May 21, 1998 or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Closing Date (other than Excluded Contributions) or
          (y) by the Company or any Restricted Subsidiary from the issuance and
           -
          sale by the Company or any Restricted Subsidiary after May 21, 1998 of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the
                                                                        ----
          amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange;

              (C) the aggregate amount equal to the net reduction since May 21, 1998 in Investments in Unrestricted Subsidiaries resulting from (x)
                                                                           -
          dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (y)
                                                                             -
          the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after May 21, 1998; and

              (D) in the case of any disposition or repayment since May 21, 1998 of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted

          Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

          (b) The provisions of subsection (a) of this Section 8.2 will not prohibit any of the following (each, a "Permitted Payment"):
                                        ------------------

          (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company, provided, that the Net Cash Proceeds from any
                                  --------
     such issuance, sale or capital contribution since May 21, 1998 shall be excluded in subsequent calculations under subsection (a) of this Section 8.2;

          (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (A) made by exchange
                                                            -
     for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with Section 8.1, (B) from Net Available Cash to the extent
                                      -
     permitted by Section 8.4 or (C) to the extent required by the agreement
                                  -
     governing such Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have repurchased all Notes surrendered for repurchase pursuant to Sections 6.5, 6.6 and 8.4 prior to purchasing or repaying such Subordinated Obligations;

          (iii) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with the subsection (a) of this Section 8.2;

          (iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions, provided that such Excluded Contributions shall not include any Excluded
     --------
     Contribution the proceeds of which were used to finance the acquisition of assets from any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary pursuant to clause (xi) of subsection (b) of Section 8.1 (or, prior to the date hereof, pursuant to clause (xi) of paragraph (b) of Section 406 of the Senior Subordinated
     Note Indenture);

          (v) loans, advances, dividends or distributions by the Company to the Parent to permit the Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (A) $25,000,000, plus
                                                         -
     (B) $5,000,000 multiplied by the number of calendar years that have
      -
     commenced since May 21, 1998, plus the Net Cash Proceeds received by the
                                   ----
     Company since May 21, 1998 from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds since May 21, 1998 are not included in any calculation under clause (3)(B)(x) of subsection (a) of this Section 8.2;

          (vi) the payment by the Company of, or loans, advances, dividends or distributions by the Company to the Parent to pay, dividends on the common stock or equity of the Company or the Parent following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year six percent (6%) of the aggregate gross proceeds received by the Company in or from such public offering;

          (vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10,000,000 (net of repayments of any such loans or advances); provided that any "Restricted
                                                --------
     Payments" (as defined in the Senior Subordinated Note Indenture) outstanding on the date hereof under clause (vii) of paragraph (b) of
     Section 408 of the Senior Subordinated Note Indenture shall be deemed outstanding on such date under this clause (vii);

          (viii) loans, advances, dividends or distributions to the Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy
                                                                 -
     or permit the Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement or (C) to pay or
                  -                                            -
     permit the Parent to pay any Parent Expenses or any Related Taxes;

          (ix) payments by the Company, or loans, advances, dividends or distributions by the Company to the Parent to make payments, to holders of Capital Stock of the Company or the Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time; and

          (x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries.

provided that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net
--------       -
amount of any such Permitted Payment since May 21, 1998 shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of
                                                               -
clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) (or, prior to the date hereof, clause (v) of paragraph (b) of Section 408 of the Senior Subordinated Note Indenture) since May 21, 1998 that is in excess of fifty percent (50%) of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and
                         -
(B) immediately above, the net amount of any such Permitted Payment since May 21, 1998 shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or
                         -
Event of Default (and, prior to the date hereof, no Senior Subordinated Default Event) shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

     8.3 Limitation on Restrictions on Distributions from Restricted
         -----------------------------------------------------------
Subsidiaries. The Company will not, and will not permit any Restricted
------------
Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions on its Capital
               -
Stock or pay any Indebtedness or other obligations owed to the Company, (y) make
                                                                         -
any loans or advances to the Company or (z) transfer any of its property or
                                         -
assets to the Company, except any encumbrance or restriction:

          (a) pursuant to an agreement or instrument in effect at or entered into on the date hereof (including, without limitation, the Credit Agreement, the Senior Subordinated Note Indenture and this Agreement);

          (b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for
                                                             --------
purposes of this clause (b), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

          (c) pursuant to an agreement or instrument (a "Refinancing Agreement")
                                                         ---------------------
effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (a) or (b) of this Section 8.3 or this clause (c) (an "Initial Agreement") or contained in any amendment, supplement or other
 -----------------
modification to an Initial Agreement (an "Amendment"), provided, however, that
                                          ---------    --------
the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

          (d) (i) that restricts in a customary manner the subletting,
               -
assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (ii) by virtue of any transfer of, agreement to transfer,
                    --
option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Agreement,
(iii) contained in mortgages, pledges or other security agreements securing
 ---
Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions
                                            --
restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (v) pursuant to
                                                                  -
Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) on cash or other deposits or net worth
                                 --
imposed by customers under agreements entered into in the ordinary course of business, (vii) pursuant to customary provisions contained in agreements and
           ---
instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or (viii) that arises or is agreed to in the
                                     ----
ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

          (e) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (f) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

          (g)   pursuant to an agreement or instrument (i) relating to any
                                                        -
Indebtedness permitted to be Incurred subsequent to the date hereof pursuant to the provisions of Section 8.1 if the Company determines that such encumbrance or restriction will not cause the Company not to have the funds necessary to pay the principal of or interest on the Notes, (ii) relating to any sale of
                                            --
receivables by a Foreign Subsidiary that is a Restricted Subsidiary or (iii)
                                                                        ---
relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

     8.4  Limitation on Sales of Assets and Subsidiary Stock.
          --------------------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10,000,000) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration);

          (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $10,000,000 or more, at least seventy-five percent (75%) of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and provided that this clause (ii) shall not apply
                                 --------
     to any Asset Disposition (or series of related Asset Dispositions), involving assets that accounted for less than two percent (2%) of Consolidated EBITDA during the period of the most recent four (4) consecutive fiscal quarters ending prior to the date of such Asset Disposition for which consolidated financial statements of the Company are available; and

          (iii) an amount equal to one-hundred percent (100%) of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

                (A)  first, either (1) to the extent the Company elects (or is
                     -----          -
          required by the provisions of this Agreement or the terms of the Credit

          Agreement or of Indebtedness of a Restricted Subsidiary that is not a Note Guarantor of any of the Notes), to prepay, repay or purchase the Notes, the Bank Indebtedness under the Credit Agreement or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition or (2) to the extent
                                                                -
          the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project that is authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

               (B)  second, to the extent of the balance of such Net Available
                    ------
          Cash after application in accordance with clause (A) above, to make an offer to purchase Notes pursuant and subject to the conditions of this
          Section 8.4; and

               (C)  third, to the extent of the balance of such Net Available
                    -----
          Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations to the extent otherwise permitted hereby);

provided, however, that in connection with any prepayment, repayment or purchase
--------
of Indebtedness pursuant to clause (A)(1) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          (b) Notwithstanding the foregoing provisions of this Section 8.4, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 8.4 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 8.4 exceeds $15,000,000, it being understood that lesser amounts of Net Available Cash shall be carried forward for future application in accordance with this Section 8.4.

          (c)  For the purposes of clause (ii) of the first paragraph of this
Section 8.4, the following are deemed to be cash: (i) Temporary Cash Investments
                                                   -
and Cash Equivalents, (ii) the assumption of Indebtedness of the Company (other
                       --
than

Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (iii) Indebtedness of any Restricted Subsidiary that is no longer a
              ---
Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (iv) securities received by the Company or any Restricted
                    --
Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash and (v) consideration consisting of Indebtedness
                                     -
of the Company or any Restricted Subsidiary.

          (d) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of the first paragraph of this Section 8.4, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their
                                -----
Principal Amounts plus accrued and unpaid interest to the date of such purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (e) of this Section 8.4. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(C) of the subsection (a) of this Section 8.4. The Company shall not be required to make an Offer for Notes pursuant to this Section 8.4 if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of the first paragraph of this Section 8.4) is less than $15,000,000 for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (e) The Company will, not later than five (5) days after the Company becomes obligated to make an Offer pursuant to this Section 8.4, mail a notice to each Holder stating: (i) that an Asset Disposition that requires the purchase
                         -
of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company, to purchase a portion of such Holder's Notes at a purchase price in cash equal to one hundred percent (100%) of the Principal Amount thereof, plus accrued and unpaid interest, if any, to the date of purchase; (ii) the circumstances and relevant
                                            --
facts and financial information regarding such Asset Disposition; (iii) the
                                                                   ---
repurchase date (which shall be no earlier than forty-five (45) days nor later than sixty (60) days from the date such notice is mailed); (iv) the instructions
                                                            --
determined by the Company, consistent with this Section 8.4, that a Holder must follow in order to have its Notes purchased; and (v) the amount of the Offer.
                                                  -
If, upon the expiration of the period for which the Offer remains open, the aggregate Principal Amount of Notes surrendered by Holders exceeds the amount of the Offer, the Company will select the Notes to be purchased on a pro rata basis.

          (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 8.4. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 8.4, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.4 by virtue thereof.

          (g) The provisions of this Section 8.4 are in addition to and not in limitation of the provisions of Section 6.6.

     8.5  Limitation on Transactions with Affiliates.
          ------------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate
             ---------------------           -
Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii), if such
                                                              --
Affiliate Transaction involves aggregate consideration in excess of $10,000,000, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the
              -
Disinterested Directors or (y) in the event there are no Disinterested
                            -
Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

          (b)  The provisions of the preceding subsection (a) of this Section
8.5 shall not apply to:

          (i)  any Restricted Payment Transaction;

          (ii) (A) the entering into, maintaining or performance of any
                -
     employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (B) the payment of
                                                     -
     compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (C) the payment of fees to
                                                    -
     directors of the Company or any of its Subsidiaries, (D) any transaction
                                                           -
     with an officer or director in the ordinary course of business not involving more than $100,000 in any one case or (E) Management Advances and
                                                      -
     payments in respect thereof;

          (iii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity;

          (iv) any transaction arising out of agreements or instruments in existence on the date hereof, and any payments made pursuant thereto;

          (v) the execution, delivery and performance of the Tax Sharing Agreement and Management Agreements, including payment to CD&R or any Affiliate of CD&R of fees of up to $1,000,000 in any fiscal year, plus all out-of-pocket expenses incurred by CD&R or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries;

          (vi) any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company; and

          (vii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity.

     8.6  Limitation on Liens.
          -------------------

         (a) Without the prior written consent of the Majority CD&R Note Holders, so long as any CD&R Notes are outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or permit to exist any Lien upon any of its property or assets, whether owned on the date of this Agreement or thereafter acquired, except for Permitted Liens. Without in any way limiting the foregoing, in the event that the Company or any of its Subsidiaries shall create or permit to exist any such Lien that is not a Permitted Lien securing any liability or obligation, the Company shall, and shall cause each such Subsidiary to, make effective provision to secure the Indebtedness due under the CD&R Notes or, in respect of Liens on any Subsidiary's property or assets, any Note Guarantee of such Subsidiary in respect of the CD&R Notes, (i) equally and ratably with any such liability or
                            -
obligation that ranks pari passu in right of payment with the CD&R Notes or (ii)
                                                                             --
prior to any such liability or obligation that is subordinated in right of payment to the CD&R Notes.

          (b) Without the prior written consent of the Majority Transferred Note Holders, so long as any Transferred Notes are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness of the Company or any Note Guarantor of the Transferred Notes (the "Initial Lien"), unless contemporaneously therewith effective provision is made
 ------------
to secure the Indebtedness due under the Transferred Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary in respect of the Transferred Notes, (i) equally and
                                                                 -
ratably with any such obligation that ranks pari passu in right of payment with the Transferred Notes or (ii) prior to any such obligation that by its terms is
                          --
expressly subordinated in right of payment to the Transferred Notes, in each case for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Transferred Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon
(i) the release and discharge of the Initial Lien to which it relates, or (ii)
 -                                                                         --
any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     8.7  Limitation on Optional Payments and Modifications of Debt Instruments
          ---------------------------------------------------------------------
and other Material Agreements. The Company shall not, and shall not permit any
-----------------------------
of its Subsidiaries to, directly or indirectly:

          (a) make any optional payment, prepayment, repurchase or redemption of the Senior Subordinated Notes or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than mandatory payments of principal and interest and payments of, in each case, fees and expenses required by the Senior Subordinated Notes or the Senior Subordinated Note Indenture, only to the extent permitted under the subordination provisions, if any, applicable thereto);

          (b) make any amendment, supplement, modification or waiver of any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture which (i) amends or modifies the subordination - provisions
                      -
     contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture, (ii) shortens the fixed maturity or increases the principal
                 --
     amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Subordinated Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder of the Senior Subordinated Notes, (iii) relates to any material affirmative or negative covenants or
             ---
     any events of default or remedies under the Senior Subordinated Notes and the Senior Subordinated Note Indenture, and the effect of which is to subject the Company, or any of its Subsidiaries, to any more onerous or more restrictive provisions or (iv) which otherwise adversely affects the
                                     --
     interests of the Holders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Holders hereunder in any material respect;

          (c) in the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes, unless the Company shall have (i) made, or
                                                                   -
     caused to have been made, payment in full of the Notes and any other amounts then due and owing to any Holder under the Notes or this Agreement (including, without limitation, accrued but unpaid interest on the Notes) or (ii) made, or caused to have been made, an offer to pay the Notes and
         --
     any amounts then due and owing to each Holder under the Notes or this Agreement (including, without limitation, accrued but unpaid interest on the Notes), or caused to have been made, payment in full thereof to each such Holder which has accepted such offer; or

          (d) make any amendment, supplement, modification or waiver of any of the terms of Section 14.12(d), (e) and (f) of the Credit Agreement as amended by the Second Credit Agreement Amendment that adversely affects any Holder without the consent of the Majority CD&R Note Holders.

     8.8  Limitation on Negative Pledge Clauses. The Company shall not, and
          -------------------------------------
shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the obligations under the CD&R Notes or any Note Financing Document to the extent relating to the CD&R Notes or, in the case of any Note Guarantor, its obligations under its Note Guarantee of the CD&R Notes or any Note Financing Document to the extent relating to such Note Guarantee, other than (a) the
                                                                    -
Credit Facility, this Agreement and the other Note Financing Documents and any related documents and (b) any industrial revenue or development bonds,
                       -
agreements governing any purchase money Liens, acquisition agreements or Financing Leases or operating leases of real property entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby).

                                   Article IX
                                Successor Company
                                -----------------

     9.1  When the Company May Merge, etc.
          -------------------------------

          (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i)   the resulting, surviving or transferee Person (the "Successor
                                                                    ---------
     Company") will be a Person organized and existing under the laws of the
     -------
     United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under this Agreement, the Notes and the other Note Financing Documents by executing and delivering to the Holders an agreement or one or more other documents or instruments in form reasonably satisfactory to the Holders;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, either (A)
                                                                             -
     the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph 8.1(a) or (B) the Consolidated Coverage Ratio of the
                                      -
     Successor Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

          (iv) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a document or instrument in form and substance reasonably satisfactory to the Holders confirming its Note Guarantee; and

          (v) the Company shall have delivered to the Holders a certificate of a Responsible Officer and an opinion of counsel (which counsel shall be reasonably acceptable to the Holders), each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph of this Section 9.1, and each in form and substance reasonably satisfactory to the Holders, provided that (A) in giving such
                                             --------       -
     opinion such counsel may rely on a certificate of a Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (B) no opinion of counsel will be required for a
                           -
     consolidation, merger or transfer described in subsection (c) of this
     Section 9.1.

          (b) Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 9.1, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 8.1.

          (c) Clauses (ii) and (iii) of subsection (a) of this Section 9.1 will not apply to any transaction in which (A) any Restricted Subsidiary consolidates
                                       -
with, merges into or transfers all or part of its properties and assets to the Company or (B) the Company consolidates or merges with or into or transfers all
            -
or substantially all its assets to (1) an Affiliate incorporated or organized
                                    -
for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or
(2) a Restricted Subsidiary of the Company so long as all assets of the Company
 -
and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

     9.2  Successor Company Substituted. Upon any transaction involving the
          -----------------------------
Company in accordance with Section 9.1, in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, and thereafter (other than in the case of a lease) the predecessor Company shall be relieved of all obligations and covenants under this Agreement.

                                   Article X
                                Events of Default
                                -----------------

     10.1 Events of Default. An "Event of Default" occurs if, voluntarily or
          -----------------      ----------------
involuntarily, by operation of law or pursuant to any judgment, decree or order of any Governmental Authority or otherwise:

          (a) the Company defaults in any payment of interest on any Note when due or any other amount payable under any Note Financing Document when due (other than a payment governed by the following clause (b)), and such default continues for a period of thirty (30) days;

          (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable, whether at the Maturity Date, upon optional redemption, upon purchase, upon declaration of acceleration or otherwise;

          (c)  the Company fails to comply with any covenant or obligation (x)
                                                                            -
contained in Section 6.5 (other than a failure to purchase Notes, which shall be governed by the preceding clause (b)) or Article IX and such failure continues for a period of thirty (30) days after notice thereof is given to the Company by any Holder or (y) to issue shares of Common Stock or Warrants pursuant to Section
           -
6.3, 6.7 or 13.9(b) or any other provision of any Note Financing Document and such failure continues for a period of ten (10) days;

          (d) the Company or any other Note Financing Party fails to comply with any covenant or obligation (x) contained in Section 6.6 (other than a
                                 -
failure to purchase Notes, which shall be governed by clause (b) of this Section 10.1), Article VII (other than any covenant or obligation referred to in clause
(o) of this Section 10.1) or Section 13.9 or (y) under any Note Financing
                                              -
Document other than this Agreement and the Notes (other than any covenant or obligation referred to in clauses (a), (b), (c), (o) and (p) of this Section 10.1), and in any such case, such failure continues for a period of thirty (30) days after either a Responsible Officer shall have discovered or should have discovered such default or notice thereof is given to the Company by any Holder;

          (e) the Company or any other Note Financing Party fails to comply with any of its covenants and obligations under this Agreement or any Note (other than those referred to in clauses (a), (b), (c), (d), (o) and (p) of this Section 10.1) and such failure continues for a period of sixty (60) days after notice thereof is given to the Company by any Holder;

          (f)  (i) Any Senior Subordinated Default Event shall occur or exist or
                -
(ii) any Bank Default Event shall occur or exist and either the Commitments (as
 --
defined in the Credit Agreement) shall be terminated or the Loans (as defined in the Credit Agreement) shall be declared due and payable;

          (g) The Company, any Note Guarantor or any other Subsidiary of the Company shall (i) default in any payment of principal of or interest of any
               -
Indebtedness (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement
             --
or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity, and (in the case of any such Indebtedness not constituting Subordinated Obligations) such Indebtedness shall have so become due; provided, however, that no Default or Event of Default shall exist under this paragraph unless the amount of any such Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $15,000,000;

          (h) the Parent, the Company or any Material Subsidiary shall commence any case, proceeding or other action (i) under any existing or future law of any
                                      -
jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian, conservator or other
 --
similar official for it or for all or any substantial part of its assets, or the Parent, the Company or any Material Subsidiary shall make a general assignment for the benefit of its creditors;

          (i) there shall be commenced against any of the Parent, the Company or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (g) above which (i) results in the entry of an order for
                                       -
relief or any such adjudication or appointment or (ii) remains undismissed,
                                                   --
undischarged or unbonded for a period of sixty (60) days;

          (j) there shall be commenced against the Parent, the Company or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

          (k) the Parent, the Company or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (g), (h), or (i) of this
Section 10.1;

          (l) the Parent, the Company or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (m) one or more judgments or decrees shall be entered against the Company or any of its Active Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

          (n)  (i) Any Person shall engage in any "prohibited transaction" (as
                -
defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA),
 --
whether
or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or
                    ---
proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title
            --
IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or is
              -
reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the
                                                               --
occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Company's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any
                                                                        ---
other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect;

          (o)  (i) Any of the Note Security Documents (or any guarantee
                -
thereunder by any Note Financing Party of the monetary obligations of the Company hereunder) shall cease, for any reason, to be in full force and effect other than pursuant to the terms hereof and thereof, or the Company or any other Note Financing Party which is a party to any of the Note Security Documents shall so assert in writing, (ii) the Company shall fail to perform any covenant
                             --
or obligation contained in Section 7.10, 7.11(a), 8.6(a) or 8.8 or (iii) the
                                                                    ---
Lien created by any of the Note Security Documents shall cease to be enforceable and of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Note Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty (20) days; or

          (p)  (i) The Senior Subordinated Notes, for any reason, shall not be
                -
or shall cease to be validly subordinated as provided therein and in the Senior Subordinated Note Indenture to the obligations of the Company under this Agreement, any Notes and the other Note Financing Documents or (ii) the Company
                                                                --
shall fail to perform any covenant or obligation contained in Section 8.7.

     10.2 Acceleration of Maturity; Rescission and Annulment.
          --------------------------------------------------

          (a) If an Event of Default (other than an Event of Default specified in clauses 10.1(h) through (l) with respect to the Company) occurs and is continuing, the Holders of at least a twenty five percent (25%) of the aggregate Principal Amount of the outstanding Notes, by notice to the Company specifying the respective Event of Default and that such notice is a "Notice of Acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such declaration, such principal and interest will be due and payable immediately.

          (b) Notwithstanding subsection (a) of this Section 10.2, if an Event of Default specified in clauses 10.1(h) through (l) with respect to the Company occurs and is continuing, then the principal of and any accrued interest on the outstanding Notes will ipso facto become and be immediately due and payable
                       ---- -----
without any declaration or other act on the part of any Holder.

          (c) The Holders of a majority in aggregate Principal Amount of the outstanding Notes may, by notice to the Company, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          10.3  Unconditional Right of Holders to Receive Principal, Premium and
                ----------------------------------------------------------------
Interest. Notwithstanding any other provision of this Agreement or any other
--------
Note Financing Document, each Holder's right to receive payment of the principal of and all interest on the Note or Notes held by it on the Interest Payment Dates and Stated Maturity expressed in such Note or Notes, and to institute suit for the enforcement of any such payment on or after such Interest Payment Dates and Stated Maturity, shall not be impaired without the consent of such Holder.

          10.4  Restoration of Rights and Remedies. If any Holder has instituted
                ----------------------------------
any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company, any other obligor upon the Notes and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

          10.5  Rights and Remedies Cumulative. No right or remedy herein
                ------------------------------
conferred upon the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          10.6  Delay or Omission Not Waiver. No delay or omission of any Holder
                ----------------------------
to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article X or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

          10.7  Waiver of Past Defaults. The Holders of not less than a majority
                -----------------------
in aggregate Principal Amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past Default hereunder and its consequences, except a Default in the payment of the principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes directly affected), and except as may otherwise be provided in Section 13.7. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, each Note Guarantor, any other obligor upon the Notes and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

          10.8  Waiver of Stay, Extension or Usury Laws. The Company covenants
                ---------------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Agreement.

                                   Article XI
                                   Termination
                                   -----------

          11.1  Termination. This Agreement may be terminated prior to the
                -----------
Closing (a) at any time by the written agreement of the Parent, the Company and
         -
the Investor, and (b) at any time upon written notice given by any of the
                   -
Parent, the Company and the Investor to the other parties that the consummation of the transactions contemplated hereby would violate, in whole or in part, a Requirement of Law.

          11.2  Effect of Termination. In the event of the termination of this
                ---------------------
Agreement pursuant to the provisions of Section 11.1, this Agreement shall become void and have no effect, without any liability to any Person; provided that the provisions of Sections, 13.1, 13.2, 13.3, 13.6, 13.7, 13.8, 13.9,
13.10, 13.11, 13.12, 13.13 and 13.14 shall survive any termination of this Agreement.

                                   Article XII
                                   Definitions
                                   -----------

          "Active Subsidiaries" means each Subsidiary of the Company other than
           -------------------
any Inactive Subsidiary.

          "Affiliate" means, with respect to any Person, a Person that directly
           ---------
or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms
                                                 -------
"controlled by" and "under common control with") means the possession, directly
 -------------       -------------------------
or indirectly, of the power to direct or cause the direction of the management policies of a Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 20% of the voting power in the election of directors of such Person (or other Persons or body performing similar functions).

          "Affiliate Transaction" has the meaning given to it in Section 8.5.
           ---------------------

          "Agreement Currency" has the meaning given to it in Section 13.10.
           ------------------

          "Amendment" has the meaning given to it in Section 8.3(c).
           ---------

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or, in the case of a Foreign Subsidiary, to the extent required by any Requirement of Law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (a) a
                                                                      -
disposition to the Company or a Restricted Subsidiary, (b) a disposition in the
                                                        -
ordinary course of business, (c) the sale or discount (with or without recourse,
                              -
and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (d) any Restricted
                                                          -
Payment Transactions, (e) a disposition that is governed by the provisions
                       -
described under Article IX hereof, (f) any Financing Disposition, (g) any "fee
                                    -                              -
in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (h) any exchange of like property
                                            -
pursuant to Section 1031 (or any successor section) of the Code, (i) any
                                                                  -
financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Closing Date, including without limitation any sale/leaseback transaction or asset securitization, (j) any
                                                                    -
disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (k) any disposition of Capital Stock,
                                          -

Indebtedness or other securities of an Unrestricted Subsidiary, (l) a
                                                                 -
disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (m) a disposition of not more than five-percent (5%) of the
              -
outstanding Capital Stock of a Foreign Subsidiary that is a Restricted Subsidiary that has been approved by the Board of Directors, or (n) any
                                                                 -
disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the
                                                                        -
sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.
                               -

          "Bank Agent" means JPMorgan Chase Bank (as successor by merger to the
           ----------
Morgan Guaranty Trust Company of New York), and any successors thereto, in its capacity as administrative agent under the Credit Agreement.

          "Bank Default Event" means a "Default" or "Event of Default" as those
           ------------------
terms are defined in the Credit Agreement, or any other default or event of default under the Credit Agreement.

          "Bank Indebtedness" means any and all amounts, whether outstanding on
           -----------------
the date hereof or thereafter incurred, payable under or in respect of the Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means, unless the context otherwise requires, the
           ------------------
Board of Directors of the Company.

          "Borrowing Base" means the sum (determined as of the end of the most
           --------------
recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (a) sixty percent (60%) of Inventory of the Company
                           -
and its Restricted Subsidiaries and (b) eighty percent (80%) of Receivables of
                                     -
the Company and its Restricted Subsidiaries.

          "Business" has the meaning given to it in Section 3.17.
           --------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which banking institutions in the City of New York, New York are authorized or obligated by any Requirement of Law to be closed.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease Obligation" means an obligation that is required to
           ----------------------------
be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The stated maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

          "CD&R" means Clayton, Dubilier & Rice, Inc., a Delaware corporation,
           ----
and any successors thereto.

          "CD&R Group" means CD&R, Fund V, the Investor or any other investment
           ----------
fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, Fund V, the Investor or any such other investment fund or vehicle.

          "CD&R Investment" means the investment by the Investor in the Notes.
           ---------------

          "CD&R Notes" means one or more Notes held by the Investor or any other
           ----------
member of the CD&R Group.

          "Change of Control" means the occurrence of the following: (a) any
           -----------------                                          -
Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange
Act), other than any of the Permitted Investors, shall have acquired a percentage of shares of Voting Stock that is greater than as held in the aggregate by the Permitted Investors or (b) the Permitted Investors shall cease
                                         -
to hold in the aggregate at least (i) at any time prior to a New Equity
                                   -
Financing, thirty-five percent (35%) of the outstanding Voting Stock of the Parent or (ii) upon or at any time after a New Equity Financing, twenty-five
           --
percent (25%) of the outstanding Voting Stock of the Parent or (c) a "Change of
                                                                -
Control" as defined in the Senior Subordinated Note Indenture. "Voting Stock"
                                                                ------------
means shares of Capital Stock entitled to vote generally in the election of directors and "Permitted Investors" means any of (x) the Investor, CD&R, Fund V,
               -------------------                -
any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to the Investor, CD&R, Fund V or any such other investment fund or vehicle, (y) any Management Investor and (z) for a period not
                             -                               -
exceeding three (3) Business Days, any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Parent. "New Equity Financing" means the receipt by the
             --------------------

Parent of at least $150,000,000 in gross cash proceeds from the issuance and sale of newly-issued shares of Common Stock after the Closing Date to Persons other than the Permitted Investors and "Management Investor" means,
                                        -------------------
collectively, the officers, directors, employees and other members of the management of the Parent, the Company or any Subsidiary of the Company, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors or legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of the Parent or the Company.

          "Change of Control Notice Event" means (a) the execution of any
           ------------------------------         -
written agreement (including, without limitation, any "letter of intent" or other similar agreement which contemplates more complete documentation or agreement) which, when fully performed by the parties thereto, would result in a Change of Control or (b) the making of any written offer by any person (as such
                      -
term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing
Date), which offer, if accepted by the requisite number of such Holders, would result in a Change of Control.

          "Change of Control Payment Date" has the meaning given to it in
           ------------------------------
Section 6.5.

          "Closing" has the meaning given to it in Section 2.1.
           -------

          "Closing Date" has the meaning given to it in Section 2.1.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means all assets of the Note Financing Parties, now owned
           ----------
or hereinafter acquired, upon which a Lien is purported to be created by any Note Security Document.

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Parent.

          "Commonly Controlled Entity" means an entity, whether or not
           --------------------------
incorporated, which is under common control with the Parent, the Company or any Subsidiary of the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent, the Company or any Subsidiary of the Company and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Company" has the meaning given to it in the Heading.
           -------

          "Consolidated Coverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (x) the aggregate amount of Consolidated EBITDA of the Company and the Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (y)
                                                                   -
Consolidated Interest Expense for such four fiscal quarters, provided that:
                                                             --------

               (a) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (i) the average daily balance of such Indebtedness during such four
          -
fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters,
    --
the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

               (b) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the
                                                           ---------
transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such
                                                         --- -----
Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

               (c) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced
                ----
by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (i) the Consolidated Interest Expense attributable to any
                       -
Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (ii) if the Capital Stock of any
                                        ----  --
Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;

          (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated
                                                  --------
EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and

          (e) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (b), (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income
      -------------------
for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for all taxes (whether or not paid,
                          -
estimated or accrued) based on income, profits or capital, (b) Consolidated
                                                            -
Interest Expense and any Receivables Fees, (c) depreciation, amortization
                                            -
(including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (d) any expenses or charges related to any sale of Capital
                  -
Stock (other than Disqualified Stock) of the Company and (e) the amount of any
                                                          -
minority interest expense.

     "Consolidated Net Income" means, for any period, the net income (loss) of
      -----------------------
the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, if any; provided, that there shall not be included in such
                   --------
Consolidated Net Income:

          (a) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in
                                    -
clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in
                                                    --
the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

          (b) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or
                                 -
otherwise released, (y) restrictions pursuant to the Notes or this Agreement and
                     -
(z) restrictions in effect on May 21, 1998 with respect to a Restricted
 -
Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on May 21, 1998), except that (i) subject to the
                                                      -
limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the net loss of
                                                             --
such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

          (d) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors);

          (e) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge, including, without limitation, fees, expenses and charges associated with any acquisition, merger or consolidation after the Closing Date;

          (f)  the cumulative effect of a change in accounting principles;

          (g) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

          (h)  any unrealized gains or losses in respect of Currency Agreements;

          (i) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; and

          (j) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (f) above in any determination thereof, the Company will deliver a certificate of a Responsible Officer to each Holder promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

     "Consolidated Total Assets" means, as of any date of determination, the
      -------------------------
total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), provided that for purposes of
                                                --------
paragraph (b) of Section 8.1 and the definition of "Permitted Investment," Consolidated Total Assets shall not be less than $285,300,000 million.

     "Constituent Person" has the meaning given to it in Section 6.3(i).
      ------------------

     "Contractual Obligation" means, with respect to any Person, any
      ----------------------
provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Conversion Price" means, at any time, a price per share of Common
      ----------------
Stock equal to $1,000 divided by the number of shares of Common Stock delivered upon conversion for each $1,000 Principal Amount of Notes as determined by the Conversion Rate in effect at such time.

     "Conversion Rate" has the meaning given to it in Section 6.3(a).
      ---------------

     "Credit Agreement" means the credit agreement dated as of May 23, 2000,
      ----------------
among the Company, the banks and other financial institutions party thereto from time to time, Credit Suisse First Boston, as syndication agent, The Chase Manhattan Bank, as documentation agent, and the Bank Agent, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

     "Credit Facility" means the collective reference to the Credit
      ---------------
Agreement, any Credit Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred
                       -
thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as
                                     --
additional borrowers or guarantors thereunder, (iii) increasing the amount of
                                                ---
Indebtedness incurred thereunder or available to be borrowed thereunder or (iv)
                                                                            --
otherwise altering the terms and conditions thereof.

     "Currency Agreement" means, in respect of a Person, any foreign exchange
      ------------------
contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

     "Current Market Price" means, on any date specified herein, (a) in the case
      --------------------                                        -
of securities that have an existing public trading market, the amount per security equal to (i) the average of the last sale price of such security,
                   -
regular way, for the five (5) consecutive trading days selected by the Company commencing not more than ten (10) trading days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation (the five (5) trading days so selected by the Company, the "Trading Period"), or, if no such sale
                                      --------------
takes place during such period, the average of the closing bid and asked prices thereof during the Trading Period, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to
                         --
trading on any national securities exchange but such security is designated as a national market system security by the NASD, the average of the last sale price of such security, regular way, during the Trading Period, or if such security is not so designated, the average of the reported closing bid and asked prices thereof during the Trading Period as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an
                              -
existing public trading market and in the case of other property, the higher of
(i) the book value thereof as determined by agreement between the Company and
 -
the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within sixty
(60) days preceding the date as of which the determination is to be made and
(ii) the fair value thereof (w) determined by an agreement between the Company
 --                          -
and the Holder or (x) if the Company and the Holder fail to agree, determined
                   -
jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so
                                 -
to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holders or the Company, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the
                                              -
Company and by such holders shall be unable to reach a joint determination within fifteen (15) Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or any such holder.

     "Default" means any of the events specified in Section 10.1, whether or not
      -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Disinterested Director" means, with respect to any Affiliate Transaction,
      ----------------------
a member of the Board of Directors of the Parent having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Parent or any options, warrants or other rights in respect of such Capital Stock.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock
      ------------------
(other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control" or an Asset Disposition) (a) matures or is mandatorily redeemable
                                   -
pursuant to a sinking fund obligation or otherwise, (b) is convertible or
                                                     -
exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the
                                                        -
option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the Maturity Date.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under
      -------------------
the laws of any jurisdiction within the United States (other than any Foreign Subsidiary Holdco).

     "Environmental Laws" means any and all foreign, Federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority properly promulgated and having the force and effect of law, or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as related to the environment, as now or may at any relevant time hereafter be in effect.

     "Environmental Permits" has the meaning given to it in Section 7.8.
      ---------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Event of Default" means any of the events specified in Section 10.1,
      ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, or any other condition, has been satisfied.

     "Exchange Act" means the Securities Exchange Act of 1934, or any successor
      ------------
statute, and the rules and regulations of the SEC thereunder, as amended.

     "Excluded Contribution" means Net Cash Proceeds, or the fair value, as
      ----------------------
determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case not previously included in the calculation set forth in subparagraph
(a)(3)(B)(x) of Section 8.2 for purposes of determining whether a Restricted Payment may be made.

     "Excluded Subsidiaries" has the meaning given to it in Section 7.9(f).
      ---------------------

     "Financing Disposition" means any sale, transfer, conveyance or other
      ---------------------
disposition of property or assets by the Company or any Subsidiary of the Company to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

     "Financing Lease" means any lease of property, real or personal, the
      ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Foreign Pledge Agreement" each pledge agreement (or analogous document),
      ------------------------
which pledge agreement (or analogous document) shall be in form and substance reasonably satisfactory to the Secured Parties, pursuant to which the Company or any of its Domestic Subsidiaries purports to grant a Lien on any portion of the Capital Stock of any Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

     "Foreign Subsidiary" means any Subsidiary of the Company that is organized
      ------------------
under the laws of any jurisdiction outside the United States of America, or that is a Foreign Subsidiary Holdco.

     "Foreign Subsidiary Holdco" means any Subsidiary of the Company that has no
      -------------------------
material assets other than Capital Stock or other securities of one or more Foreign Subsidiaries or other Foreign Subsidiary Holdcos, and other assets relating to an ownership interest in such Capital Stock, securities or Foreign Subsidiaries.

     "Former Plan" means any employee benefit plan in respect of which the
      -----------
Parent, the Company or any Subsidiary of the Company or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

     "Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a
      ------
Cayman Islands exempted limited partnership managed by CD&R, and its successors and assigns who are members of the CD&R Group at the time of any such assignment.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect on May 21, 1998 (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Total Assets," all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations in this Agreement based on any of the foregoing definitions) and as in effect from time to time (for purposes of Section 8.1(c)(iii) and for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, and any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee and Collateral Agreement" has the meaning given to it in the
      ----------------------------------
Recitals.

     "Guarantee" and "Guarantee Obligations" means, with respect to any Person
      ---------       ---------------------
(the "guaranteeing person"), any obligation of (a) the guaranteeing person or
      --------------------
(b) another Person (including, without limitation, any bank under any letter of
 -
credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                        -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
 ---------------
without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property
                 -
constituting
direct or indirect security therefor, (ii) to advance or supply funds (A) for
                                       --                              -
the purchase or payment of any such primary obligation or (B) to maintain
                                                           -
working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase
                                                            ---
property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless
                                       --
the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or
                                    -
determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person
                        -
may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. (The term "Guarantee" used as a verb has a corresponding
                                  ---------
meaning.)

     "Holder" means the Person in whose name a Note is registered in the
      ------
Register of Holders.

     "Inactive Subsidiaries" means each Subsidiary of the Company listed on
      ---------------------
Schedule 3.16 so long as such Subsidiary is in compliance with Section 7.9(e).

     "Incur" means issue, assume, enter into any Guarantee of, incur or
      -----
otherwise become liable for; provided, however, that any Indebtedness or Capital
                             --------
Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. For purposes of this Agreement, all Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the date hereof and was initially Incurred in accordance with Section 406(b) of the Senior Subordinated Note Indenture, shall be deemed Incurred on the date hereof and outstanding under the respective clauses of Section 8.1(b) corresponding to the respective clauses of Section 406(b) of the Senior Subordinated Indenture under which such Indebtedness was initially Incurred and is outstanding on the date hereof (with the United States dollar equivalent principal amount of any Indebtedness denominated in a foreign currency being calculated in accordance with Section 8.1(d) without giving effect to such deemed new Incurrence thereof on the date hereof).

         "Initial Agreement" has the meaning given to it in Section 8.3(c).
          -----------------

         "Initial Lien" has the meaning given to it in Section 8.6(b).
          ------------

         "Initial Notes" has the meaning given to it in the Recitals.
          -------------

         "Indebtedness" means with respect to any Person on any date of
          ------------
determination (without duplication):

                  (a) the principal of indebtedness of such Person for borrowed money;

                  (b) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

                  (d) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

                  (e)     all Capitalized Lease Obligations of such Person;

                  (f) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Note Guarantor Subsidiary) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the board of directors or other governing body of the issuer of such Capital Stock);

                  (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that
        --------
the amount of Indebtedness of such Person shall be the
lesser of (i) the fair market value of such asset at such date of determination
           -
(as determined in good faith by the Company) and (ii) the amount of such
                                                  --
Indebtedness of such other Persons;

                  (h) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (i) to the extent not otherwise included in this definition, net hedging obligations in respect of any Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such hedging obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

         "Insolvency" means, with respect to any Multiemployer Plan, the
          ----------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Intellectual Property" has the meaning given to it in Section 3.10.
          ---------------------

         "Intercreditor Agreement" has the meaning given to it in the Recitals.
          -----------------------

         "Interest Payment" has the meaning given to it in Section 6.2.
          ----------------

         "Interest Payment Date" has the meaning given to it in Section 6.1.
          ---------------------

         "Interest Rate" has the meaning given to it in Section 6.1.
          -------------

         "Interest Rate Agreement" means, with respect to any Person, any
          -----------------------
interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

         "Investment" in any Person by any other Person means any direct or
          ----------
indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 8.2(a), (a)
               -----------------------                       -

"Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary
                         --------
as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such
          -
redesignation less (y) the portion (proportionate to the Company's equity
                    -
interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (b) any property transferred to or
                                               -
from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer and (c) in each case under clause (a) or (b) above, fair
                           -
market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted
                 --------
Payments outstanding at any time since May 21, 1998 (including, prior to the date hereof, pursuant to the Senior Subordinated Note Indenture) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of Section 8.2.

         "Investor" has the meaning given to it in the Heading.
          --------

         "Judgment Currency" has the meaning given to it in Section 13.10.
          -----------------

         "Lien" means any mortgage, pledge, hypothecation, assignment, security
          ----
deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Majority CD&R Note Holders" means, at any time, Holders holding more
          --------------------------
than fifty percent (50%) of the aggregate principal amount of CD&R Notes outstanding at such time.

         "Majority Holders" means, at any time, Holders holding more than fifty
          ----------------
percent (50%) of the aggregate principal amount of Notes outstanding at such time.

         "Majority Transferred Note Holders" means, at any time, Holders holding
          ---------------------------------
more than fifty percent (50%) of the aggregate principal amount of Transferred Notes outstanding at such time.

         "Management Advances" means (a) loans or advances made to directors,
          -------------------         -
officers or employees of the Parent, the Company or any Restricted Subsidiary
(i) in respect of travel, entertainment or moving-related expenses incurred in
 -
the ordinary course of business, (ii) in respect of moving-related expenses
                                  --
incurred in connection with any closing or consolidation of any facility or
(iii) in the ordinary course of business and (in the case of this clause (iii))
 ---
not exceeding $2,500,000 in the aggregate outstanding at any time, (b)
                                                                    -
promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (c) Management
                                                            -
Guarantees, or (d) other Guarantees of borrowings by Management Investors in
                -
connection with the purchase of Management Stock, which Guarantees are permitted under Section 8.1.

         "Management Agreements" means, collectively, the Consulting Agreement
          ---------------------
and the Indemnification Agreement, each dated as of May 21, 1998, each between the Company and CD&R (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

         "Management Guarantees" means guarantees (a) of up to an aggregate
          ---------------------                    -
principal amount of $20,000,000 of borrowings by Management Investors in connection with their purchase of Management Stock or (b) made on behalf of, or
                                                       -
in respect of loans or advances made to, directors, officers or employees of the Parent, the Company or any Restricted Subsidiary (i) in respect of travel,
                                                  -
entertainment and moving-related expenses incurred in the ordinary course of business, or (ii) in the ordinary course of business and (in the case of this
              --
clause (ii)) not exceeding $2,500,000 million in the aggregate outstanding at any time.

         "Management Investors" means the officers, directors, employees and
          --------------------
other members of the management of the Parent, the Company and any Subsidiary of the Company, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent or the Company.

         "Management Stock" means Capital Stock of the Parent or the Company
          ----------------
(including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

         "Material Adverse Effect" means a material adverse effect on (a) the
          -----------------------                                      -
business, operations, property or condition (financial or otherwise) of the Parent, the Company and the Subsidiaries of the Company, taken as a whole, or
(b) the validity or enforceability of the Note Financing Documents as to any
 -
Note Financing Parties party thereto or the rights and remedies of the Investor or any other Holder hereunder and thereunder, taken as a whole.

         "Material Environmental Amount" means an amount payable by the Parent,
          -----------------------------
the Company or any Subsidiary of the Company in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof in an amount that would reasonably be expected to have a Material Adverse Effect.

         "Material Subsidiary" means, at any date, any Subsidiary of the Company
          -------------------
which at such date has assets with a market value in excess of $5,000,000 or annual revenues in excess of $5,000,000.

         "Materials of Environmental Concern" means any hazardous or toxic
          ----------------------------------
substances, materials, pollutants or wastes, defined or regulated as such in or under any applicable Environmental Law, including, without limitation, gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" means December 31, 2007.
          -------------

         "Moody's" means Moody's Investors Service, Inc., and its successors.
          -------

         "Multiemployer Plan" means a Plan which is a multiemployer plan as
          ------------------
defined in Section 4001(a)(3) of ERISA.

         "Net Available Cash" from an Asset Disposition means cash payments
          ------------------
received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all
                                                                     -
legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described in
Section 8.4), (b) all payments made, and all installment payments required to be
               -
made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions
                                                         -
and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (d)
                                                                             -
any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

         "Net Cash Proceeds," with respect to any issuance or sale of any
          -----------------
securities of the Company or any Subsidiary of the Company by the Company or any Subsidiary of the Company, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

         "New Common Stock" means any newly-issued shares of Common Stock (or
          ----------------
securities convertible into or exercisable or exchangeable for newly-issued shares of Common Stock) issued or proposed to be issued after the Closing Date, other than (a) shares of Common Stock issued upon the exercise of any Warrant
            -
issued by the Parent pursuant to this Agreement or upon the conversion of any of the Notes pursuant to Section 6.3 and, (b) any issuance of shares of Common
                                        -
Stock issuable as a result of an adjustment of the Conversion Rate under clauses
(i), (ii), (iii), (iv), (v) or (vi) of Section 6.3(c).

         "New Issue Price" has the meaning given to it in Section 6.3(c).
          ---------------

         "New Price Per Share" has the meaning given to it in Section
          -------------------
6.3(c)(vi).

         "New York Court" has the meaning given to it in Section 13.3.
          --------------

         "Non-electing Share" has the meaning given to it in Section 6.3(i).
          ------------------

         "Note Financing Documents" means this Agreement, the Notes, the
          ------------------------
Intercreditor Agreement and the Note Security Documents.

         "Note Financing Party" means the Parent, the Company and each
          --------------------
Subsidiary of the Company that is a party to a Note Financing Document.

         "Note Guarantee" means any Guarantee with respect to any of the Notes
          --------------
by Parent or any Subsidiary of the Company.

         "Note Guarantor" means Parent or any Restricted Subsidiary of the
          --------------
Company that is party to a Note Guarantee.

         "Note Guarantor Subsidiary" means any Restricted Subsidiary of the
          -------------------------
Company that is a Note Guarantor of both the CD&R Notes and the Transferred Notes (if any).

         "Note Security Documents" means the Guarantee and Collateral Agreement
          -----------------------
and all other security documents hereafter delivered to any of the Secured Parties granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company hereunder and under any of the other Note Financing Documents or to secure any guarantee of any such obligations and liabilities.

         "Notes" means (a) the Initial Notes, (b) any additional promissory
          -----         -                      -
notes issued by the Company (i) in lieu of payment of an Interest Payment in
                             -
cash, in accordance with Section 6.2, (ii) in connection with any Optional
                                       --
Redemption, in accordance with Section 6.4, (iii) in connection with any
                                             ---
repurchase offer, in accordance with Section 6.6, (iv) in connection with any
                                                   --
transfer of Notes, in accordance with Section 6.9, (v) in replacement of any
                                                    -
mutilated, destroyed, lost or stolen Notes, in accordance with Section 6.10 and
(vi) in connection with any repurchase offer, in accordance with Section 8.4.
 --

         "Offer" has the meaning given to it in Section 8.4(d).
          -----

         "Optional Redemption" has the meaning given to it in Section 6.4.
          -------------------

         "Parent" has the meaning given to it in the first paragraph of this
          ------
Agreement.

         "Parent Expenses" means (a) costs (including all professional fees and
          ---------------         -
expenses) incurred by the Parent to comply with its reporting obligations under federal or state laws or under this Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (b) indemnification obligations of the
                                     -
Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (c)
                                                                            -
other operational expenses of the Parent incurred in the ordinary course of business and (d) expenses incurred by the Parent in connection with any public
              -
offering of Capital Stock or Indebtedness (i) where the net proceeds of such
                                           -
offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (ii) in a prorated amount of such expenses in
                                --
proportion to the amount of such net proceeds intended to be so received, contributed or loaned or (iii) otherwise on an interim basis prior to completion
                          ---
of such offering so long as the Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

         "PBGC" means the Pension Benefit Guaranty Corporation established
          ----
pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Investment" means an Investment by the Company or any
          --------------------
Restricted Subsidiary in, or consisting of, any of the following:

                (a) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                (c)      Temporary Cash Investments or Cash Equivalents;

                (d) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

                (e) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 8.4;

                (f) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                (g) Investments in existence or made pursuant to legally binding written commitments in existence on the Closing Date;

                (h) Currency Agreements, Interest Rate Agreements and related hedging obligations, which obligations are Incurred in compliance with
Section 8.1;

                (i)      pledges or deposits (x) with respect to leases or
                                              -
utilities provided to third parties in the ordinary course of business or (y)
                                                                           -
otherwise described in the definition of "Permitted Liens";

                (j) any Investment in a joint venture or similar entity that is not a Restricted Subsidiary, or in any Related Business, in an aggregate amount outstanding at any time not to exceed seven percent (7%) of Consolidated Total Assets;

        (k)      (i) Investments in any Receivables Subsidiary, or in connection
                  -
with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (ii) any
                                                                      --
promissory note issued by the Company or the Parent, provided that if the Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by the Parent to the Company;

        (l) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

        (m)      the Notes;

        (n) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of the Parent, as consideration;

        (o)      Management Advances; and

        (p) other Investments in an aggregate amount outstanding at any time not to exceed ten percent (10%) of Consolidated Total Assets.

     "Permitted Liens" means:
      ---------------

        (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

        (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than sixty (60) days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

        (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

              (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

              (f) Liens existing on, or provided for under written arrangements existing on, the date hereof, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the date hereof) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

              (g)    (i) mortgages, liens, security interests, restrictions,
                      -
encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any
                                                                       --
condemnation or eminent domain proceedings affecting any real property;

              (h)    Liens securing (i) Hedging Obligations Incurred in
                                     -
compliance with clause (b)(viii)(C) of Section 8.1 or (ii) Purchase Money
                                                       --
Obligations or Capitalized Lease Obligations Incurred in compliance with Section 8.1; provided that, in the case of this clause (ii), (A) such Liens shall be
     --------                                         -
created prior to or substantially simultaneously with or within six months of the acquisition thereby financed or the date of the incurrence or assumption of such Indebtedness and (B) such Liens do not at any time encumber any property
                       -
other than the property financed by such Indebtedness;

              (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

              (j) leases, subleases, licenses or sublicenses to third parties;

              (k)    Liens (1) on Collateral securing Bank Indebtedness Incurred
                            -
under the Credit Agreement in compliance with Section 8.1, (2) on property or
                                                            -
assets of a Foreign Subsidiary that is a Restricted Subsidiary securing Indebtedness of a Foreign Subsidiary that is a Restricted Subsidiary Incurred in compliance with clause (b)(v) of Section 8.1, (3) securing the Notes or (4)
                                               -                         -
securing Indebtedness or other obligations of any Receivables Entity;

              (l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however,
                                                              --------
that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

              (m) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

              (n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

              (o) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

              (p)    Liens securing the CD&R Notes; and

              (q) Liens securing the Transferred Notes incurred pursuant to
Section 8.6(b).

For purposes of Section 8.6(b), "Permitted Liens" shall also mean and include Liens securing (1) other Hedging Obligations, Purchase Money Obligations and
                -
Capitalized Lease Obligations Incurred in compliance with Section 8.1, (2)
                                                                        -
Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v),
(b)(vii), (b)(viii) or (b)(x) of Section 8.1, (3) Bank Indebtedness, (4)
                                               -                      -
commercial bank Indebtedness, (5) Indebtedness of any
                               -

Restricted Subsidiary that is not a Note Guarantor of the Transferred Notes, (6)
                                                                              -
the Notes or (7) Indebtedness or other obligations of any Receivables Entity
              -

       "Permitted Payment" has the meaning given to it in Section 8.2(b).
        -----------------

       "Plan" means any employee benefit plan that is covered by ERISA and in
        ----
respect of which the Parent, the Company, any Subsidiary of the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

       "Preferred Stock" as applied to the Capital Stock of any corporation
        ---------------
means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

       "Principal Amount" means, with respect to any Note, the principal amount
        ----------------
that will become due and payable to the Holder thereof on the Maturity Date, as adjusted from time to time to account for the partial redemption or repurchase of such Note by the Company prior to the Maturity Date.

       "Properties" has the meaning given to it in Section 3.17.
        ----------

       "Purchase Money Obligations" means any Indebtedness Incurred to finance
        --------------------------
or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

       "Purchase Price" has the meaning given to it in Section 1.3.
        --------------

       "Receivable" means a right to receive payment arising from a sale or
        ----------
lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

       "Receivables Entity" means (a) any Receivables Subsidiary or (b) any
        ------------------         -                                 -
other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

       "Receivables Fees" means distributions or payments made directly or by
        ----------------
means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

       "Receivables Financing" means any financing of Receivables of the Company
        ---------------------
or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

       "Receivables Subsidiary" means a Subsidiary of the Company that (a) is
        ----------------------                                          -
engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is
                                                                    -
designated as a "Receivables Subsidiary" by the Board of Directors.

       "Redemption Date" has the meaning given to it in Section 6.4.
        ---------------

       "Redemption Notice" has the meaning given to it in Section 6.4.
        -----------------

       "Redemption Price" has the meaning given to it in Section 6.4.
        ----------------

       "Refinancing Agreement" has the meaning given to it in Section 8.3(c).
        ---------------------

       "refinance" means, for purposes of Articles VIII and IX, to refinance,
        ---------
refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose of Articles VIII and IX shall have a correlative meaning.

       "Refinancing Indebtedness" means Indebtedness that is Incurred to
        ------------------------
refinance any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (a) the Refinancing
                                     --------        -
Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (b) such Refinancing Indebtedness is Incurred in an aggregate
                   -
principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal
                                                 -
amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees,
                                                             -
underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness, (c) in the event that the
                                                -

Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is made subordinate in right of payment to the Notes or such Note Guarantee at least to the same extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantee, and (d)
                                                                     -
Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted
                                            -
Subsidiary that is not a Note Guarantor Subsidiary that refinances Indebtedness of the Company or a Note Guarantor that was incurred pursuant to paragraph (a) of Section 8.1 or (prior to the date hereof) Section 406(a) of the Senior Subordinated Note Indenture or (y) Indebtedness of the Company or a Restricted
                                -
Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

       "Register of Holders" has the meaning given to it in Section 6.8.
        -------------------

       "Registration Rights Agreement" means that certain Registration Rights
        -----------------------------
Agreement, dated as of May 21, 1998, and subsequently amended on May 23, 2000, among the Parent, the Investor, Fund V and certain other parties, as such agreement may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

       "Related Business" means those businesses in which the Company or any of
        ----------------
its Subsidiaries is engaged on the date of this Agreement, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

       "Related Taxes" means (a) any taxes, charges or assessments, including
        -------------         -
but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by the Parent), required to be paid by the Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to the Parent pursuant to Section 8.2, or (b) any
                                                                      -
other federal, state, foreign, provincial or local taxes measured by income for which the Parent is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes that the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

       "Reorganization" means, with respect to any Multiemployer Plan, the
        --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

       "Reportable Event" means any of the events set forth in Section 4043(b)
        ----------------
of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

       "Requirement of Law" means, as to any Person, the Certificate of
        ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to
                                --------
any non-binding recommendation of any Governmental Authority.

       "Responsible Officer" means the chief executive officer and the President
        -------------------
of the Company or, with respect to financial matters, the chief financial officer of the Company.

       "Restricted Payment" has the meaning given to it in Section 8.2(a). For
        ------------------
purposes of this Agreement, all Investments and Restricted Payments of the Company and its Restricted Subsidiaries outstanding on the date hereof that have been made since May 21, 1998 in accordance with Section 408(b) of the Senior Subordinated Note Indenture, or (in the case of any Investment) the definition of "Permitted Investments" contained in such indenture, shall be deemed made on the date hereof and outstanding under the respective clauses of Section 8.2(b) and the definition of "Permitted Investments" contained herein corresponding to the respective clauses of Section 408(b) of the Senior Subordinated Note Indenture and the definition of "Permitted Investments" contained in such indenture under which such Investments and Restricted Payments were made and are outstanding on the date hereof.

       "Restricted Payment Transaction" means any Restricted Payment permitted
        ------------------------------
pursuant to Section 8.2, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

       "Restricted Subsidiary" means any Subsidiary of the Company other than an
        ---------------------
Unrestricted Subsidiary.

       "S&P" means Standard & Poor's Ratings Service, a division of The
        ---
McGraw-Hill Companies, Inc., and its successors.

       "SEC" means the United States Securities and Exchange Commission.
        ---

       "Second Credit Agreement Amendment" means the Second Amendment, dated as
        ---------------------------------
of December 27, 2001, to the Credit Agreement.

       "Secured Parties" means the Investor and each other member of the CD&R
        ---------------
Group that is a Holder.

       "Securities Act" means the Securities Act of 1933, or any successor
        --------------
statute, and the rules and regulations of the SEC thereunder, as amended.

       "Senior Subordinated Default Event" means a "Default" or "Event of
        ---------------------------------
Default", as those terms are defined in the Senior Subordinated Note Indenture, or any other default or event of default under the Senior Subordinated Note Indenture.

       "Senior Subordinated Note Indenture" means the Indenture, dated as of May
        ----------------------------------
21, 1998, among the Parent, the Company and State Street Bank and Trust Company, as Trustee, relating to the 9 3/4% Senior Subordinated Notes Due 2008 of the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

       "Senior Subordinated Notes" means the Company's 9 3/4% Senior
        -------------------------
Subordinated Notes due 2008, in an aggregate principal amount not exceeding $270,000,000 outstanding at any time, issued and outstanding pursuant to the Senior Subordinated Note Indenture.

       "Significant Subsidiary" means any Restricted Subsidiary that would be a
        ----------------------
"significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on May 21, 1998.

       "Significant Subsidiary Guarantor" has the meaning given to it in Section
        --------------------------------
7.11.

       "Single Employer Plan" means any Plan which is covered by Title IV of
        --------------------
ERISA, but which is not a Multiemployer Plan.

       "Solvent", when used with respect to any Person, means that, as of any
        -------
date of determination, (a) the amount of the assets of such Person, at a fair
                        -
valuation, will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable
                                                   -
value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have,
                                                  -
as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.
                   -
For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       "Specified Change" has the meaning given to it in Section 13.7.
        ----------------

       "Springing Guarantee" has the meaning given to it in Section 7.11.
        -------------------

       "Stated Maturity" means, with respect to any security, the date specified
        ---------------
in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

       "Subordinated Obligations" means (a) any Indebtedness represented by any
        ------------------------         -
Senior Subordinated Note or any Guarantee thereof or (b) any Indebtedness of the
                                                      -
Company or any Note Guarantor (whether outstanding on the date of this Agreement or thereafter Incurred) that is subordinated in right of payment to the Notes, any Note Guarantee or any other Indebtedness of the Company or any Note Guarantor.

       "Subsidiary" of any Person means any corporation, association,
        ----------
partnership or other entity of which more than 50% of the total voting power of shares of Capital Stock or other equity or ownership interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

       "Successor Company" has the meaning given to it in Section 9.1.
        -----------------

       "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of May
        ---------------------
21, 1998, between the Parent and the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

       "Temporary Cash Investments" means any of the following: (a) any
        --------------------------                               -
investment in (i) direct obligations of the United States of America or any
               -
agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (ii) direct obligations
                                                        --
of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (b)
                                                                              -
overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (i) any lender under the Credit Agreement
                               -
or (ii) a bank or trust company that is organized under the laws of the United
    --
States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (c) repurchase
                                                           -
obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) or (b) above entered into with a bank meeting the qualifications described in clause (c) above, (d) Investments
                                                                -
in commercial paper, maturing not more than two-hundred and seventy (270) days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (e) Investments
                                                                -
in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (f) Preferred Stock (other than of the Company or any of
                       -
its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (g) investment funds investing ninety-five percent (95%) of their assets in securities of the type described in clauses (a)-(f) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (h) any money market deposit accounts
                                          -
issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (i) similar
                                                               -
short-term investments approved by the Board of Directors in the ordinary course of business.

         "Trade Payables" means, with respect to any Person, any accounts
          --------------
payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transactions" means the CD&R Investment, the effectiveness of the
          ------------
Second Credit Agreement Amendment and all other transactions relating thereto.

         "Transaction Agreements" means (a) this Agreement, (b) Amendment No. 2
          ----------------------         -                   -
to the Registration Rights Agreement, (c) the Guarantee and Collateral
                                       -
Agreement, (d) the Intercreditor Agreement, (e) the Notes, (f) the Second Credit
            -                                -              -
Agreement Amendment, (g) the Note Security Documents and (h) the Warrants.
                      -                                   -
         "Transferred Notes" means one or more Notes held by any Person other
          -----------------
than the Investor or a member of the CD&R Group.

         "Trigger Event" has the meaning given to it in Section 6.3(j).
          -------------

         "Underfunding" means an excess of all accrued benefits under a Plan
          ------------
(based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

         "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that
          -----------------------         -
at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (b) any Subsidiary of an
                                                      -
Unrestricted Subsidiary; provided that any Subsidiary of the Company that on the
                         --------
date hereof is an "Unrestricted Subsidiary" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture (if any) shall, as of the date hereof, be deemed to have been designated an Unrestricted Subsidiary hereunder as of the date on which such Subsidiary became an "Unrestricted Subsidiary" (as defined in the Senior Subordinated Note Indenture). The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that either (A) the Subsidiary to be so designated
                     --------              -
has total consolidated assets of $1,000 or less or (B) if such Subsidiary has
                                                    -
consolidated assets greater than $1,000, then such designation would be permitted under Section 8.2. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately
                                                       --------
after giving effect to such designation either (x) the Company could incur at
                                                -
least $1.00 of additional Indebtedness under paragraph (a) of Section 8.1 or (y)
                                                                              -
the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation.

         "Warrant" has the meaning given to it in Section 1.2.
          -------

     "WWG" means Wavetek Wandel Goltermann LLC, a Delaware limited liability
      ---
company, and any successors thereto.

                                  Article XIII
                                  Miscellaneous
                                  -------------

     13.1 Notices. Except as otherwise specifically provided for in this
          -------
Agreement, notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) on receipt,
                                                                 -
if delivered personally, (b) three Business Days after being mailed by
                          -
first-class, registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent by internationally recognized
          -
courier (appropriately marked for two-day delivery) or (d) upon transmission, if
                                                        -
it is sent by telecopy (so long as the transmitting machine records electronic confirmation of due transmission) to the address or telecopy number set forth below, or such other address or telecopy number as may be specified to the other parties hereto from time to time:

                  (i)      if to the Parent, at

                           Acterna Corporation
                           20410 Observation Drive
                           Germantown, Maryland  20876
                           Fax:  (301) 353-1536
                           Attention:  General Counsel

                  (ii)     if to the Company, at

                           Acterna LLC
                           20410 Observation Drive
                           Germantown, Maryland  20876
                           Fax:  (301) 353-1536
                           Attention:  General Counsel

                  (iii)    if to the Investor, at

                           Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106
                           Wilmington, Delaware  19803
                           Attention:  General Partner

                   (iv) if to any Holder other than the Investor, at the address or facsimile number of such Holder recorded in the Register of Holders (or such other address or facsimile number provided to the Company in writing for use under this Section 13.1 by such Holder).

          (v) Copies of any notice or other communication given under this Agreement shall be given to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               New York, New York  10152
               Fax:  (212) 407-5254
               Attention:  Brian Finn

               and

               Debevoise & Plimpton
               919 Third Avenue
               New York, New York  10022
               Fax:  (212) 909-6836
               Attention:  Franci J. Blassberg, Esq.

     13.2 Governing Law, etc.  This Agreement shall be governed by and
          ------------------
construed in accordance with the laws of the State of New York.

     13.3 Jurisdiction; Waiver of Jury Trial; Waiver of Punitive Damages.
          --------------------------------------------------------------

          (a) Each of the parties hereto irrevocably and unconditionally (i)
                                                                          -
agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, in the City of New York (each, a "New York Court"), (ii) waives, to
                                             --------------     --
the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in the New York Court, and any claim that any such action or proceeding brought in the New York Court has been brought in an inconvenient forum and (iii) submits to the
                                                          ---
non-exclusive jurisdiction of the New York Court in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in the New York Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

          (b) EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND NCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY TRANSACTION AGREEMENT.

          (c) Each of the parties waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any punitive damages in any legal action or proceeding referred to in this Section 13.3.

     13.4 Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective heirs, successors and assigns.

     13.5 Assignment. This Agreement and the other Note Financing Documents may
          ----------
not be assigned or otherwise transferred (by merger, consolidation, operation of law or otherwise) by the Parent or the Company without the prior written consent of the Majority CD&R Note Holders, and any attempt to so assign or otherwise transfer this Agreement or any other Note Financing Document without such consent shall be void and of no effect. The Investor and each other Holder may assign or otherwise transfer this Agreement or any other Note Financing Document to any Person without the consent of the Parent or the Company.

     13.6 No Third-Party Beneficiaries. Nothing in this Agreement shall be
          ----------------------------
construed as conferring any rights upon any person or entity other than the parties hereto, each Holder and their respective heirs, successors and permitted assigns.

     13.7 Amendment; Waivers, etc.
          -----------------------

          (a) Neither this Agreement nor any other Note Financing Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 13.7.

          (b) Except as set forth in the succeeding paragraphs of this Section 13.7, the Majority Holders may (i) enter into with the relevant Note Financing
                                -
Parties written amendments, supplements or modifications to this Agreement and the other Note Financing Documents for the purpose of adding any provisions to this Agreement or the other Note Financing Documents or changing in any manner the rights of the Holders or of the Note Financing Parties hereunder or thereunder or (ii) waive at any Note Financing Party's request on such terms and
               --
conditions as the Majority Holders may specify in such instrument, any of the requirements of this Agreement or the other Note Financing Documents or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided, that
                                       ----------------    --------
without the written consent of all Holders, no Specified Change shall reduce the percentage specified in the definition of "Majority Holders".

          (c) Without the written consent of the Majority CD&R Note Holders, no Specified Change shall amend, supplement, modify or waive any of the provisions of Sections 6.6, 6.9, 7.9, 7.10, 7.11(a), 8.6(a), 8.8 or 13.5, or any provision of any Note Security Document, or the definition of "Majority CD&R Note
Holders";

          (d) Without the written consent of the Majority Transferred Note Holders, no Specified Change shall amend, supplement, modify or waive any of the provisions of Sections 7.11(b) and 8.6(b), Annex A or the definition of "Majority Transferred Note Holders";

          (e) Without the written consent of the Majority CD&R Note Holders, no Specified Change shall take any action which has the effect of releasing any of the Collateral securing any CD&R Notes or any of the Note Guarantors from their Guarantee in respect of any CD&R Note (except as permitted hereby or by any Note Financing Document).

          (f) Subject to Section 10.7, without the written consent of each Holder directly affected thereby, no Specified Change shall reduce the Principal Amount of any Note, extend the Maturity Date or any Interest Payment Date, reduce the Interest Rate or any fee payable hereunder or extend the scheduled date of any payment thereof or amend, modify or waive any provision of this
Section 13.7(f).

          (g) Without the written consent of the Majority CD&R Note Holders, no Specified Change shall consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Note Financing Documents.

          (h) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Holders and shall be binding upon the Note Financing Parties and the Holders (including all future Holders). In the case of any waiver, each of the Note Financing Parties and the Holders shall be restored to their former positions and rights hereunder and under the other Note Financing Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          (i) No delay or omission of any Holder to exercise any right, remedy, power or privilege hereunder or under the other Transaction Agreements shall impair such right, remedy, power or privilege or operate as a waiver thereof or acquiescence therein; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided hereunder or now or hereafter existing at law or in equity or otherwise.

     13.8 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder, in the other Transaction Agreements and in any certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the purchase and sale of the Notes and the issuance of the Warrants hereunder.

     13.9 Payment of Expenses and Taxes.
          -----------------------------

          (a) The Company agrees (i) to pay or reimburse each Holder for all its
                                  -
reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, or proposed amendment, supplement or modification to, this Agreement and the other Transaction Agreements and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Holders; (ii) to pay or
                                                              --
reimburse each Holder for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Transaction Agreements and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Holders; (iii) to pay, indemnify, and hold each Holder harmless from, any
                 ---
and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Transaction Agreements and any such other documents and (iv) to pay, indemnify,
                                                         --
and hold harmless each Holder from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Transaction Agreements and any such other documents, or the use of the proceeds of the Notes, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), provided that the Company shall
                   -----------------------    --------
have no obligation under this Section 13.9(a)(iv) to any Holder with respect to indemnified liabilities arising from (A) the gross negligence or willful
                                      -
misconduct of such Holder (or any of its respective directors, trustees, officers, employees, agents, successors and assigns) or (B) claims made or legal
                                                         -
proceedings commenced against such Holder by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such.

          (b) Notwithstanding the foregoing provisions of Section 13.9(a), except as provided in clauses (ii) and (iii) of Section 13.9(a) and subject to the provisions of this Section 13.9(b), the Company shall have no obligation under Section 13.9(a) to any Holder with respect to any withholding or deduction required by any Governmental Authority to be made by the Company from any payment by the Company to such Holder of principal of or interest on any Note, for or on account of any tax, levy, impost or duty, or any charge or fee in the nature of a tax, levy, impost or duty, that is imposed, levied, collected or assessed by such Governmental Authority (a "withholding tax"). If any payment of
                                            ---------------
withholding tax shall be required by any Governmental Authority to be made by the Company from any payment of principal of or interest on any Note, the Company shall give notice thereof to the Holder of such Note no later than 15 Business Days prior to such payment. If any payment of withholding tax shall be required by any Governmental Authority to be made by the Company from any payment of principal of or interest on any Note in cash, a portion of such payment of principal or interest equal to the amount of such withholding tax paid to such Governmental Authority shall be deemed to have been paid to the Holder of such Note for all purposes of this Agreement. If any payment of withholding tax shall be required by any Governmental Authority to be made by the Company from any payment of interest on any Note through the issuance of an additional Note as provided in Section 6.2(a), the Company shall withhold and reduce the face value of such additional Note by an amount equal to the amount of such withholding tax paid to such Governmental Authority, and a portion of such payment of interest equal to the amount of face value so withheld and reduced shall be deemed to have been paid to the Holder of such Note for all purposes of this Agreement, provided that the Parent shall, upon such withholding and reduction of face amount, issue and deliver Warrants to the Holder of such Note that entitle such Holder to purchase a number of shares of Common Stock (or other property) that shall fairly compensate such Holder for the loss of the conversion rights pursuant to Section 6.3 with respect to the face amount of such additional Note so withheld and reduced, and with respect to the face amount of any additional Notes that would have been issued in respect of interest on any such additional Note if the face amount thereof had not been so withheld and reduced, the provisions of such Warrants and the issuance and delivery thereof to be effected as provided in Section 6.7, with such changes as may be necessary or appropriate under the circumstances. The Company and the relevant Holder shall use their respective good faith efforts to agree on the number of such shares of Common Stock (or other property) and the provisions of such Warrants. The Company and the relevant Holder shall use their respective good faith efforts to avoid or minimize the payment of withholding tax from any payment of principal of or interest on the Notes, provided that such Holder shall not be required to (x) change its place of organization or any office or
                          -
other place of business thereof or (y) take other any action or refrain from
                                    -
taking any action, which action or inaction, in its reasonable judgment, would be significantly disadvantageous to its business or operations or would require it to incur additional costs. Such efforts shall include but not be limited to such Holder's provision of all applicable withholding certificates, compliance certificates and representations relating to status, subject to the proviso to the preceding sentence. Nothing in this Section 13.9(b) shall be construed to require any Holder to disclose any of such Holder's books, records or tax filings to the Company or any other party.

           (c) The agreements in this Section 13.9 shall survive repayment of the Notes and all other amounts payable hereunder and the issuance of the Warrants.

     13.10 Judgment Currency.
           -----------------

           (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Holder could purchase the first currency with such other currency in the City of New York, New York for the first currency on the Business Day preceding the day on which final judgment is given.

           (b) The obligation of the Company in respect of any sum due from it to any Holder hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in
 -----------------
accordance with the applicable provisions of this Agreement (the "Agreement
                                                                  ---------
Currency"), be discharged only to the extent that on the Business Day following
--------
receipt by such Holder of any sum adjudged to be so due in the Judgment Currency such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Holder in the Agreement Currency, the Company agrees notwithstanding any such judgment to indemnify such Holder against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Holder, such Holder agrees to remit to the Company such excess.

     13.11 Entire Agreement. This Agreement and the other Transaction Agreements
           ----------------
(when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

     13.12 Severability. If any provision of this Agreement is held to be
           ------------
invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     13.13 Headings. The headings contained in this Agreement are for purposes
           --------
of convenience only and shall not affect the meaning or interpretation of this Agreement.

     13.14 Rules of Construction. For all purposes of this Agreement, except as
           ---------------------
otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement;

     (b)  "or" is not exclusive;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d)  the words "herein," "hereof" and "hereunder" and other words of
                     -------   ------       ---------
similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

     (e)  all references to "$" or "dollars" shall refer to the lawful currency
                             -      -------
of the United States of America;

     (f) the words "include," "included" and "including" as used herein
                    -------    --------       ---------
shall be deemed in each case to be followed by the phrase "without limitation,"
                                                           ------------------
if not expressly followed by such phrase or the phrase "but not limited to";
                                                        ------------------

     (g) words in the singular include the plural, and words in the plural include the singular; and

     (h) any reference to a Section or Article refers to such Section or Article of this Agreement.

     13.15 Schedules. As soon as practicable after the date hereof, but in any
           ---------
event no later than five (5) Business Days prior to the Closing Date, the Parent and the Company shall deliver all Schedules to this Agreement and the Guarantee and Collateral Agreement to the Investor, which Schedules shall be subject in all respects to review and approval by the Investor. Unless the context otherwise requires, if the Closing shall occur, all references to any "Schedule" herein shall be deemed to be a reference to a Schedule hereto delivered pursuant this Section 13.15, as if such Schedule had been delivered on the date hereof. Notwithstanding anything to the contrary herein, from and after the Closing Date, this Agreement shall be construed as if all such Schedules hereto delivered pursuant to this Section 13.15 had been delivered on the date hereof.

     13.16 Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               ACTERNA CORPORATION


                               By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                               ACTERNA LLC

                               By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                               CLAYTON, DUBILIER & RICE FUND VI
                                    LIMITED PARTNERSHIP

                                    By:   CD&R Associates VI Limited
                                             Partnership, its general partner

                                    By:   CD&R Investment Associates VI,
                                             Inc., its managing general partner


                               By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                         Annex A

                  Terms of Note Guarantees of Transferred Notes

     1.   Guarantees Generally.
          --------------------

     (a) Parent Guarantee. Parent, as a primary obligor and not merely as
         ----------------
surety, hereby irrevocably and fully and unconditionally Guarantees, on a senior basis, the punctual payment when due, whether at the Maturity Date, by acceleration or otherwise, of all monetary obligations of the Company under the Agreement and the Transferred Notes, whether for principal of or interest on the Transferred Notes, expenses, indemnification or otherwise (all such obligations guaranteed by Parent being herein called the "Parent Guaranteed Obligations").
                                              -----------------------------

     (b) Note Guarantees. Any Significant Subsidiary Guarantor from time to time
         ---------------
party hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior basis, the punctual payment when due, whether at the Maturity Date, by acceleration or otherwise, of all monetary obligations of the Company under the Agreement and the Transferred Notes, whether for principal of or interest on the Transferred Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Significant Subsidiary Guarantors being herein called the "Springing Guaranteed Obligations").
 --------------------------------

     Any term or provision of the Agreement notwithstanding, each Springing Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Significant Subsidiary Guarantor without rendering the Springing Guarantee, as it relates to such Significant Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (c) Further Agreements of Parent Guarantor and any Significant Subsidiary
         ---------------------------------------------------------------------
Guarantor. (i) Parent, in its capacity as guarantor of the Parent Guaranteed
---------
Obligations hereunder (in such capacity, the "Parent Guarantor") and any
                                              ----------------
Significant Subsidiary Guarantor from time to time party hereto (each of the Parent Guarantor and any Significant Subsidiary Guarantor, a "Guarantor") each
                                                              ---------
hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement, the Transferred Notes or the obligations of the Company or any other Guarantor to the Holders of the Transferred Notes hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Transferred Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its respective Parent Guarantee or Springing Guarantee is made on any particular Transferred Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (ii) Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Parent Guarantee or (except as otherwise provided in Section 7.11(b) of the Agreement) Springing Guarantee, as the case may be, will not be discharged except by complete performance of the obligations contained in the Transferred Notes, the Agreement, and its Parent Guarantee or Springing Guarantee, as the case may be. Such Parent Guarantee or Springing Guarantee, as the case may be, is a guarantee of payment and not of collection. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Transferred Notes, on the other hand, subject to the provisions of this Annex A, (1) the maturity of the
                                                        -
obligations guaranteed by its Parent Guarantee or Springing Guarantee, as the case may be, may be accelerated as and to the extent provided in Article X of the Agreement for the purposes of such Parent Guarantee or Springing Guarantee, as the case may be, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Parent Guarantee or Springing Guarantee, as the case may be, and (2) in the
                                                                  -
event of any acceleration of such obligations as provided in Article X of the Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor in accordance with the terms of the provisions of this Annex A for the purpose of such Parent Guarantee or Springing Guarantee, as the case may be. No Holder of Transferred Notes shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Parent Guaranteed Obligations or the Springing Guaranteed Obligations (collectively, the "Guaranteed Note Obligations") or
                                           ---------------------------
against the Company or any other Person or any property of the Company or any other Person before the Holder of Transferred Notes is entitled to demand payment and performance by any or all Guarantors of their obligations under their respective Parent Guarantee or Significant Guarantees or under the Agreement.

     (iii) The Parent Guarantee and, unless and until terminated in accordance with Section 7.11(b) of the Agreement, any Springing Guarantee, shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Transferred Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Transferred Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the

Transferred Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     (d) Each Guarantor that makes a payment or distribution under the Parent Guarantee or any Springing Guarantee, as the case may be, shall have the right to seek contribution from the Company or any non-paying Guarantor that has also Guaranteed the Guaranteed Note Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders of the Transferred Notes under the Parent Guarantee or such Springing Guarantee.

     (e) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Agreement and that its Parent Guarantee or its Springing Guarantee, as the case may be, and the waiver set forth in Section 3 of this Annex A is knowingly made in contemplation of such benefits.

     (f) Each Guarantor also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Holders of Transferred Notes in enforcing any rights under its Parent Guarantee or its Springing Guarantee, as the case may be.

     2.   Continuing Guarantees. (a) The Parent Guarantee shall be a continuing
          ---------------------
Guarantee and shall (i) remain in full force and effect until payment in full of
                     -
the Principal Amount of all outstanding Transferred Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Parent Guaranteed Obligations then due and owing, (ii) be binding upon
                                                             --
Parent and (iii) inure to the benefit of and be enforceable by the Holders of
            ---
Transferred Notes and their permitted successors, transferees and assigns.

     (b) Each Springing Guarantee shall be a continuing Guarantee and shall (i)
                                                                             -
remain in full force and effect until payment in full of the principal amount of all outstanding Transferred Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as provided in Section 7.11(b) of the Agreement, (ii) be binding upon such Guarantor and
                                      --
(iii) inure to the benefit of and be enforceable by the Holders of the
 ---
Transferred Notes and their permitted successors, transferees and assigns.

     3.   Waiver of Subrogation. Each of the Parent Guarantor and each
          ---------------------
Significant Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Transferred Notes and the Agreement or such Guarantor's obligations under its Parent Guarantee or Springing Guarantee, as the case may be, and the Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Transferred Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until the Agreement is discharged and all of the Transferred Notes are discharged and paid in full. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the Transferred Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Transferred Notes, and shall forthwith be paid to the Holders of Transferred Notes to be credited and applied upon the Transferred Notes, whether matured or unmatured, in accordance with the terms of the Agreement and this Annex A.

     4.   Notation Not Required. Neither the Company nor any Guarantor shall be
          ---------------------
required to make a notation on the Transferred Notes to reflect the Parent Guarantee or any Springing Guarantee or any such release, termination or discharge thereof.

     5.   Successors and Assigns of the Parent Guarantor and the Other
          ------------------------------------------------------------
Guarantors. All covenants and agreements in the Agreement or the terms of this
----------
Annex A by each Guarantor shall bind its respective successors and assigns, whether so expressed or not.

     6.   Execution and Delivery of Note Guarantees. Concurrently with the
          -----------------------------------------
execution and delivery of the instrument required to be delivered under Section 7.11(b) of the Agreement, the Company shall deliver to the Holders of Transferred Notes an opinion of counsel (which counsel shall be reasonably satisfactory to the Majority Transferred Note Holders) in form and substance reasonably satisfactory to the Majority Transferred Note Holders to the effect that such instrument has been duly authorized, executed and delivered by the relevant Significant Subsidiary Guarantor and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity such instrument is a valid and binding agreement of such Significant Subsidiary Guarantor, enforceable against such Significant Subsidiary Guarantor in accordance with its terms.